UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Five9, Inc.
(Name of Registrant as Specified In Its Charter)
n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

x	No fee required.
o	Fee paid previously with preliminary materials.
o	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Five9®

NOTICE OF THE 2026

Annual Meeting & Proxy Statement

FIVE9, INC., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583
Dear Stockholder:
We are pleased to invite you to attend Five9, Inc.’s 2026 Annual Meeting of Stockholders, to be held on May 20, 2026 (the “Annual Meeting”). The meeting will begin promptly at 8:30 a.m. Pacific Daylight Time virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2026. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/FIVN2026. Only stockholders who held stock at the close of business on the record date, March 24, 2026, may vote at the Annual Meeting, including any adjournment or postponement thereof.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.
We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.
Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet according to the instructions on your proxy card or in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@five9.com and complete, date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting.
On behalf of the Board of Directors, thank you for your continued interest and support.
Sincerely,

Amit Mathradas	Michael Burkland
Chief Executive Officer and Director	Chairman of the Board

San Ramon, California
April 7, 2026

FIVE9, INC., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583

To Our Stockholders
Notice Of Annual Meeting Of Stockholders Date: May 20, 2026 Time: 8:30 a.m. PDT Place: Virtually over the Internet
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Five9, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 20, 2026 at 8:30 a.m. Pacific Daylight Time virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2026 for the following purposes:

Management Proposal to Amend and Restate the Company's Amended and Restated Certificate of Incorporation (the "Charter") to Declassify the Board of Directors (the "Declassification Charter Amendment Proposal").

Management Proposal to Amend and Restate the Charter to Remove Supermajority Voting Requirements.

To elect the two (2) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2027 annual meeting of stockholders of the Company or until their successors have been duly elected and qualified, or, if the Declassification Charter Amendment Proposal is not approved, to elect the two (2) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2029 annual meeting of stockholders of the Company or until their successors have been duly elected and qualified.

To hold a non-binding, advisory vote to approve named executive officer compensation.
To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
To transact any other business properly brought before the meeting or any adjournment thereof.
YOUR VOTE IS IMPORTANT

Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@five9.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

These items of business are more fully described in the Proxy Statement.
The record date for the 2026 Annual Meeting is March 24, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The Company’s list of stockholders as of March 24, 2026 will be available for inspection for 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at ir@five9.com. In addition, the list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.
By Order of the Board of Directors
Tiffany N. Meriweather
Chief Administrative and Legal Officer and Corporate Secretary
San Ramon, California
April 7, 2026

Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet as instructed in these materials, or request a proxy card from the Company by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided, in each case as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) will be provided to you if you email a request for a proxy card to the Company at ir@five9.com. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2026.
The Proxy Statement and Annual Report to Stockholders are available at http://investors.five9.com and www.proxyvote.com.

Proxy Statement for the 2026
Annual Meeting of Stockholders
To Be Held Virtually over the Internet at www.virtualshareholdermeeting.com/FIVN2026
On May 20, 2026 at 8:30 a.m., Pacific Daylight Time
Questions And Answers About This Proxy Material And Voting
Why am I receiving these materials?
We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Five9, Inc. (sometimes referred to as “we,” the “Company” or “Five9”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet or request a proxy card from us by email at ir@five9.com, and complete, sign and return the proxy card in the envelope provided.
The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 7, 2026. Additionally, the Company intends to post its Annual Report to Stockholders, this Proxy Statement and accompanying proxy card on the Internet at http://investors.five9.com on or about April 7, 2026. We will mail printed copies of the proxy materials to stockholders who request them.
The Company’s principal executive office is located at 3001 Bishop Drive, Suite 350, San Ramon, CA 94583 and its telephone number is (925) 201-2000.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?
We are acting under a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.
How do I participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast.

Five9, Inc.	1	2026 Proxy Statement

Questions And Answers	Table of Contents
To participate in the virtual meeting, please follow the instructions posted at www.proxyvote.com. You may begin to log into the meeting platform beginning at 8:15 a.m. Pacific Daylight Time on May 20, 2026. The meeting will begin promptly at 8:30 a.m. Pacific Daylight Time on May 20, 2026.
If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, then beginning on April 7, 2026 and until 11:59 p.m. on May 19, 2026, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FIVN2026, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Five9 and the matters properly before the Annual Meeting and, therefore, questions on such matters will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at http://investors.five9.com. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available until one week after posting.
If you encounter any technical difficulties with the virtual meeting platform on the date of the meeting, please call the technical support number that will be posted on the platform. Technical support will be available starting at 8:15 a.m. Pacific Daylight Time on May 20, 2026 and will remain available until five minutes after the Annual Meeting has finished.
Who can vote at the Annual Meeting?
You will be entitled to vote at the Annual Meeting if you owned the Company’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on March 24, 2026 (the “Record Date”). On the Record Date, there were 76,563,988 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote at the Annual Meeting for each share of Common Stock held by them as of March 24, 2026.
Stockholder of Record: Shares Registered in Your Name
If on March 24, 2026 your shares were registered directly in your name with Five9’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by telephone or the Internet as instructed on your proxy card or the Notice or to request a proxy card from us by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 24, 2026 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions by telephone or the Internet as well as in writing. You are also welcome to attend the virtual Annual Meeting and vote online. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other organization.

Five9, Inc.	2	2026 Proxy Statement

Table of Contents	Questions And Answers
What am I voting on?
There are five matters scheduled for a vote:

Management Proposal to Amend and Restate the Company's Amended and Restated Certificate of Incorporation (the "Charter") to Declassify the Board of Directors (the "Declassification Charter Amendment Proposal").

Management Proposal to Amend and Restate the Charter to Remove Supermajority Voting Requirements.

Election of the two (2) members of the Board of Directors identified in Proposal No. 3 to serve as Class III directors until the Company’s 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or if the Declassification Charter Amendment Proposal is not approved, to elect the two (2) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2029 annual meeting of stockholders of the Company or until their successors have been duly elected and qualified.

Advisory vote to approve named executive officer compensation. We are holding a non-binding, advisory vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. This vote is non-binding and advisory in nature, but the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
To transact any other business properly brought before the meeting or any adjournment thereof.
How do I vote?
For Proposal No. 3, you may vote “For” all the nominees to the Board of Directors, you may withhold your vote from all the nominees or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the two named nominees. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

Five9, Inc.	3	2026 Proxy Statement

Questions And Answers	Table of Contents

To vote using the proxy card, request a proxy card from us by email at ir@five9.com, and complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
To vote on the Internet, please follow the instructions provided on your proxy card or the Notice.	To vote by telephone, please follow the instructions provided on your proxy card or the Notice.	To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/FIVN2026.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
See “Who can vote at the Annual Meeting? — Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 24, 2026.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:
•“For” the amendment and restatement of the Charter to declassify the Board of Directors;
•“For” the amendment and restatement of the Charter to remove supermajority voting requirements;
•“For all” with respect to the election of the two (2) nominees for director;
•“For” the approval of, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement; and
•“For” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Five9, Inc.	4	2026 Proxy Statement

Table of Contents	Questions And Answers
Who is paying for this proxy solicitation?
Five9 will pay for the entire cost of soliciting proxies. In addition to Five9 mailing these proxy materials, the Notice and the annual report (as applicable), Five9’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Five9 has engaged Alliance Advisors to serve as its proxy solicitor for the Annual Meeting at a base fee of $15,000 plus reimbursement of reasonable expenses. Alliance Advisors will perform solicitation services to secure votes from our stockholders, including institutional investors and retail owners. Five9 may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Notices), your shares are registered in more than one name or are registered in different accounts. Please follow each of the separate proxy voting instructions that you receive for your shares of Common Stock held in each of your different accounts.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are a stockholder of record, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may vote again on a later date over the Internet or by telephone as set forth on the Notice.
•You may send a written notice that you are revoking your proxy to the Secretary of the Company at Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583.
•You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholdermeeting.com/FIVN2026. Simply logging into the Annual Meeting will not, by itself, revoke your proxy or prior vote.
If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:
•You may submit new voting instructions to your broker, trustee or nominee.
•If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, you can vote again by telephone or the Internet according to the instructions on your proxy card or by attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/FIVN2026.
How are votes counted?
Votes will be counted by the inspector of elections appointed for the meeting as follows:
Proposal No. 1. The inspector of elections will count “For” votes. "Against" votes, abstentions and broker non-votes will be treated as votes "Against" Proposal No. 1.
Proposal No. 2. The inspector of elections will count “For” votes. "Against" votes, abstentions and broker non-votes will be treated as votes "Against" Proposal No. 2.

Five9, Inc.	5	2026 Proxy Statement

Questions And Answers	Table of Contents
Proposal No. 3. The inspector of elections will count “For” votes. Withhold, abstentions and broker non-votes will not affect the outcome of Proposal No.3.
Proposal No. 4. The inspector of elections will count “For” and “Against” votes. Abstentions and broker non-votes will not affect the outcome of Proposal No. 4 as they are not considered to be votes cast affirmatively or negatively on such matter.
Proposal No. 5. The inspector of elections will count “For” and “Against” votes. Abstentions will not affect the outcome of Proposal No. 5 as they are not considered to be votes cast affirmatively or negatively on such matter. Brokers have discretionary voting authority to vote on Proposal No. 5 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal 5.
See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.
What is a “broker non-vote”?
If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank or other organization is not permitted to vote on that matter, including the election of directors, executive compensation matters or the two Charter amendments included in this Proxy Statement, without instructions from the beneficial owner and instructions are not given.
While broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will be treated as votes "Against" for Proposals 1 and 2, but will otherwise not affect the outcome of any matter being voted on at the meeting. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this Proxy Statement.
How many votes are needed to approve each proposal?
Proposal No. 1. Approval of the declassification of our Board of Directors as disclosed in this Proxy Statement requires the affirmative “For” vote of at least 66 2/3% of the voting power of the Company's outstanding stock entitled to vote on the proposal.
Proposal No. 2. Approval of the removal of the supermajority voting requirements in our charter documents as disclosed in this Proxy Statement requires the affirmative “For” vote of at least 66 2/3% of the voting power of the Company's outstanding stock entitled to vote on the proposal.
Proposal No. 3. Directors are elected by a plurality of the affirmative votes cast “For” a director nominee at the Annual Meeting. The nominees for director receiving the highest number of affirmative “For” votes will be elected. Stockholders may not cumulate votes in the election of directors.
Proposal No. 4. Approval of, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present in person, or represented by proxy, and voting affirmatively or negatively on such matter.
Proposal No. 5. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present in person, or represented by proxy, and voting affirmatively or negatively on such matter.
See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this Proxy Statement.

Five9, Inc.	6	2026 Proxy Statement

Table of Contents	Questions And Answers
What are the Board’s voting recommendations?
•Proposal No. 1. “For” the approval of the de-classification of our Board of Directors.
•Proposal No. 2 “For” the approval of the removal of supermajority voting provisions in our charter documents.
•Proposal No. 3. “For all” with respect to the nominees to the Board of Directors.
•Proposal No. 4. “For” the approval of, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
•Proposal No. 5. “For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, in person, by means of remote communication or by proxy. On the Record Date, there were 76,563,988 shares of Common Stock outstanding and entitled to vote. Thus, 38,281,995 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.
How can stockholders submit a proposal for inclusion in our proxy statement for the 2027 annual meeting of stockholders?
To be included in our proxy statement for the 2027 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 8, 2026.
In addition to satisfying the requirements under our amended and restated bylaws (the “Bylaws”), stockholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than March 21, 2027. However, if the date of the 2027 annual meeting is changed by more than 30 calendar days from the anniversary date of the 2026 annual meeting of stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made by us.

Five9, Inc.	7	2026 Proxy Statement

Questions And Answers	Table of Contents
How can stockholders submit proposals to be raised at the 2027 annual meeting of stockholders that will not be included in our proxy statement for the 2027 annual meeting of stockholders?
To be raised at the 2027 annual meeting of stockholders, stockholder proposals must comply with our Bylaws. Under our Bylaws, a stockholder must give advance written notice to our Secretary of any business, including nominations of directors for our Board, which the stockholder wishes to raise at the 2027 annual meeting of stockholders. Except as provided below, a stockholder’s notice must be delivered to our Secretary at our principal executive offices no earlier than January 20, 2027 and no later than February 19, 2027, in order to be raised at our 2027 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Governance Committee.”
What if the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the 2027 annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the anniversary of the Annual Meeting, for stockholder proposals that will not be included in our proxy statement for such meeting, notice of such proposal must be delivered no earlier than the close of business on the one hundred twentieth (120) day prior to the 2027 annual meeting, nor later than the close of business on the later of (A) the ninetieth (90) day prior to the 2027 annual meeting or (B) the tenth (10) day following the day on which public announcement of the date of the 2027 annual meeting is first made by the Company.
Does a stockholder proposal require specific information?
To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information required by our Bylaws regarding both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information required by our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Five9, Inc.	8	2026 Proxy Statement

Proposal No. 1
Management Proposal to Amend and Restate the Charter to Declassify the Board of Directors
Introduction
Our Charter currently divides our Board of Directors into three classes nearly equal in size. The members of each class serve for staggered terms that expire at the third annual meeting of stockholders after their election and until their respective successors are duly elected and qualified. On March 17, 2026, after careful consideration, our Board of Directors declared advisable, unanimously approved, and recommended that our stockholders approve, an amendment and restatement of the Charter (the “Amended and Restated Charter”), which includes amendments to provide for a phased-in elimination of the classified Board of Directors structure, which, when it is complete, will result in all directors standing for election annually for a one-year term (the “Declassification Amendment” and this Proposal 1, the “Declassification Charter Amendment Proposal”). The complete text of the proposed Amended and Restated Charter, which includes the Declassification Amendment highlighted in yellow, is set forth in Appendix A, and the discussion that follows is qualified in its entirety by reference to such text.
Approval of the Declassification Charter Amendment Proposal requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the Company’s outstanding stock entitled to vote on the proposal. The approval of the Declassification Charter Amendment Proposal is not conditioned on approval by our stockholders of Proposal 2 (the Supermajority Vote Threshold Charter Amendment Proposal, as defined and discussed below). If the Declassification Charter Amendment Proposal is approved by the stockholders, promptly following the vote on Proposals 1 and 2 at the Annual Meeting (and prior to the election of directors at the Annual Meeting), we will file the Amended and Restated Charter including the Declassification Amendment (but, if both Proposal 1 and Proposal 2 are approved by our stockholders, we will file the Amended and Restated Charter including both the Declassification Amendment and the Supermajority Vote Threshold Amendment), with the Secretary of State of the State of Delaware (the “Secretary of State”), which Amended and Restated Charter will become effective upon such filing.
In addition, if the Declassification Charter Amendment Proposal is approved and the Amended and Restated Charter including the Declassification Amendment is filed with the Secretary of State of the State of Delaware, the Board of Directors will adopt certain conforming changes to the Bylaws consistent with such Amended and Restated Charter. The amendment to the Bylaws does not require stockholder approval. If the stockholders do not approve the Declassification Charter Amendment Proposal, an Amended and Restated Charter including the Declassification Amendment will be not filed with the Secretary of State, the conforming changes to the Bylaws will not be made, and our current classified board structure will remain in full force and effect.
For the reasons set forth below, our Board of Directors recommends that you vote “FOR” the Declassification Charter Amendment Proposal.
Reasons for Declassifying the Board of Directors
Our Board of Directors regularly reviews our corporate governance practices and considers appropriate changes that align with the long-term interests of our stockholders. We believe our current classified board structure encourages our directors to look to the long-term interests of the Company and our stockholders, ensures that, at any given time, there are directors serving on our Board of

Five9, Inc.	9	2026 Proxy Statement

Proposal No. 1	Table of Contents
Directors who have substantial knowledge of the Company and its business, assists us in attracting and retaining highly qualified directors by increasing the likelihood that they will have sufficient time to immerse themselves in our business and operations and execute on important long-term initiatives, and reduces our vulnerability to coercive takeover tactics and inadequate takeover bids. All of these benefits have contributed to our success and protect the Company and our stockholders. Furthermore, our Board of Directors believes that the classified board structure does not unduly limit director accountability. We maintain regular engagements with our stockholders, which allow our Board of Directors to address issues that are important to our stockholders and take appropriate actions where the long-term interests of our stockholders are best served.
While the merits of a classified board structure remain important, our Board of Directors recognizes that a large number of S&P 500 companies, including those in our industry, have declassified boards. In recent years, our Board of Directors has conducted extensive outreach with many of our stockholders, who have expressed their support for declassification. In their view, annual elections increase the accountability of individual directors and provide stockholders with a more active role in participating in our corporate governance policies and practices. After considering feedback from our stockholders, our Board of Directors determined that it would be advisable and in the best interests of the Company and our stockholders to amend and restate our Charter to declassify the Board of Directors over a period of time.
Timing of Declassification, Filling of Vacancies and Director Removal
If the Declassification Amendment Proposal is approved, the Amended and Restated Charter will include provisions that eliminate the classified board structure and provide for annual election of directors, to be phased in as follows: (1) at the Annual Meeting, the Class III directors will be elected to serve a one-year term; (2) at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”), the Class I directors and the Class III directors will be elected to serve a one-year term; and (3) at the 2028 annual meeting of stockholders (the “2028 Annual Meeting”) and beyond, the classified Board of Directors will fully terminate and all of the directors will be elected to serve a one-year term at each annual meeting of stockholders. Consistent with the Delaware General Corporation Law, the Amended and Restated Charter will also provide that directors may be removed from office at any time with or without cause, except that, for so long as the Board of Directors is classified, directors may be removed only for cause. In addition, the Amended and Restated Charter will also provide that directors elected to fill a vacancy or newly created directorship will hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified; provided, however, that, until the 2028 Annual Meeting, directors elected to fill a vacancy or newly created directorship will hold office until the next election of the class to which the director shall have been elected and until their respective successors have been duly elected and qualified.
In conclusion, after carefully weighing the benefits of both our current board structure and a declassified board structure, and considering the recommendations of our stockholders, our Board of Directors has determined that it is in the best interests of our stockholders to amend and restate the Charter to give effect to the Declassification Amendment. The phased-in declassification will minimize disruptions to the cohesiveness and stability of our Board of Directors, our Board of Directors’ recruiting strategy and its long-term business focus. To support this transition plan, the Board of Directors will continue its long-standing commitment of director accountability each year through active engagement with our stockholders and consideration of changes based on feedback received from our stockholders.
Our Board of Directors reserves the right to abandon the Declassification Amendment, before or after stockholder approval of the Declassification Charter Amendment Proposal (assuming the Amended and Restated Charter giving effect to the Declassification Amendment has not been filed with the Secretary of State of the State of Delaware), if it determines, in its sole discretion, that the Declassification Amendment is no longer in the best interests of the Company and its stockholders.

VOTE
The Board of Directors Recommends a Vote “FOR” the Declassification Charter Amendment Proposal.

Five9, Inc.	10	2026 Proxy Statement

Proposal No. 2
Management Proposal to Amend and Restate the Charter to Remove Supermajority Voting Requirements
Introduction
On March 17, 2026, after careful consideration, our Board of Directors declared advisable, unanimously approved, and recommended that our stockholders approve, an Amended and Restated Charter, which includes amendments to eliminate, from and after the conclusion of the 2027 Annual Meeting, the current requirement for an affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Company for (i) amendments, alterations, changes or repeals, or adopting provisions inconsistent with, certain sections of the Company’s Charter, and (ii) amendments, alterations, changes or repeals of the Company’s Bylaws by our stockholders (the “Supermajority Vote Threshold Amendment” and this Proposal 2, the “Supermajority Vote Threshold Charter Amendment Proposal”). If the Supermajority Vote Threshold Charter Amendment Proposal is approved by our stockholders, then, from and after the conclusion of the 2027 Annual Meeting, amendments to the Charter will be approved in accordance with the default under Delaware law (which, subject to certain limited exceptions, will be approval by the holders of a majority in voting power of the outstanding shares of stock entitled to vote on the amendment) and amendments by our stockholders to the bylaws will be approved by the holders of a majority in voting power of the outstanding shares of stock entitled to vote thereon. The complete text of the proposed Amended and Restated Charter, which includes the Supermajority Vote Threshold Amendment highlighted in green, is set forth in Appendix A, and the discussion that follows is qualified in its entirety by reference to such text.
Approval of the Supermajority Vote Threshold Charter Amendment Proposal requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the Company’s outstanding stock entitled to vote on the proposal. The approval of the Supermajority Vote Threshold Charter Amendment Proposal is not conditioned on approval by our stockholders of Proposal 1, the Declassification Charter Amendment Proposal. If the Supermajority Vote Threshold Charter Amendment Proposal is approved by the stockholders, promptly following the vote on Proposals 1 and 2 at the Annual Meeting (and prior to the election of directors at the Annual Meeting), we will file the Amended and Restated Charter including the Supermajority Vote Threshold Amendment, but, if both Proposal 1 and Proposal 2 are approved by our stockholders, we will file the Amended and Restated Charter including both the Supermajority Vote Threshold Amendment and the Declassification Amendment, with the Secretary of State, which Amended and Restated Charter will become effective upon filing. If the stockholders do not approve the Supermajority Vote Threshold Charter Amendment Proposal, an Amended and Restated Charter including the Supermajority Vote Threshold Charter Amendment will not be filed with the Secretary of State, and the Charter’s current supermajority voting provisions will remain in full force and effect.
For the reasons set forth below, our Board of Directors recommends that you vote “FOR” the Supermajority Vote Threshold Charter Amendment Proposal.

Five9, Inc.	11	2026 Proxy Statement

Proposal No. 2	Table of Contents
Reasons for Removing the Supermajority Vote Thresholds
We believe our current supermajority voting provisions in our Charter are consistent with our peer group and protect the best interests of the Company and its stockholders. Our supermajority voting provisions are designed to encourage any potential acquirer to negotiate directly with our Board of Directors, as we believe our Board of Directors is in the best position to evaluate the adequacy and fairness of proposed offers based on the long-term interests of all stockholders, to negotiate on behalf of all stockholders and to protect stockholders against abusive tactics during a takeover process. The current supermajority voting provisions also protect our stockholders against self-interested actions, including governance-related actions, by one or a few large stockholders.
While the merits of our current supermajority voting provisions remain important, our Board of Directors recognizes that many of our stockholders believe that the elimination of such supermajority voting provisions increases a board of directors’ accountability to stockholders and provides stockholders with greater ability to participate in the corporate governance of a company. The Board of Directors also considered the fact that many other public companies have transitioned away from such supermajority voting provisions. The Board of Directors concluded that a majority vote standard for stockholder approval of an amendment to the Charter and Bylaws more appropriately balances the opportunity for stockholders to participate meaningfully in the corporate governance of the Company with the desire to protect the interests of all stockholders from action that may only be in the interest of a small percentage of stockholders.
Proposed Amendments
Article XI of the Charter provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Company entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with:
•Article V of the Charter, which relates to the management of the business and conduct of the affairs of the Company, including election of directors, classes of directors, terms of office for directors, filling of vacancies on the Board of Directors, removal of directors, committees of the Board of Directors, and advance notice of stockholder nominations and other business;
•Article VII of the Charter, which relates to the exculpation of directors as permitted by law;
•Article VIII of the Charter, which relates to the Company’s authority to provide for indemnification and advancement of expenses for directors, officers, employees, and agents;
•Article IX of the Charter, which relates to stockholder actions by consent;
•Article X of the Charter, which relates to special meetings of stockholders;
•Article XII of the Charter, which relates to the adoption, amendment and repeal of the Company Bylaws;
•Article XIII of the Charter, which relates to the Company’s choice of forum; and
•the second sentence of Article XI of the Charter, which relates to the voting thresholds required to amend certain provisions of the Charter.
Article XII of the Charter provides that the Bylaws may be amended, altered or repealed, or new Bylaws may be adopted by the stockholders, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Company entitled to vote thereon.

Five9, Inc.	12	2026 Proxy Statement

Table of Contents	Proposal No. 2
Our Board of Directors reserves the right to abandon the Supermajority Vote Threshold Amendment, before or after stockholder approval of the Supermajority Vote Threshold Charter Amendment Proposal (assuming the Amended and Restated Charter including the Supermajority Vote Threshold Amendment has not been filed with the Secretary of State of the State of Delaware), if it determines, in its sole discretion, that the Supermajority Vote Threshold Amendment is no longer in the best interests of the Company and its stockholders.

VOTE
The Board of Directors Recommends a Vote “FOR” the Supermajority Vote Threshold Charter Amendment Proposal.

Five9, Inc.	13	2026 Proxy Statement

Proposal No. 3
Election of Directors
The Company’s amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified Board of Directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Five9 currently has authorized ten directors. Messrs. Burkland and Zollars, each a current Class III director, will serve the remainder of their respective terms, which will end with the Annual Meeting. At the Annual Meeting, the authorized number of directors will be reduced to eight and the authorized number of Class III directors, which currently consists of four directors including Messrs. Burkland and Zollars, will be reduced to two. Two Class III directors are standing for election at the Annual Meeting, to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified or, if the Declassification Charter Amendment Proposal is not approved, to serve until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified. The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of April 7, 2026, the date of this Proxy Statement, their positions and offices held with Five9 and certain biographical information are set forth below.
The proxy holders intend to vote all proxies received by them "FOR" the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The two Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Five9. Proxies cannot be voted for more than two individuals. For further information about how votes will be counted, please refer to “How many votes are needed to approve each proposal.” in the Questions and Answers about this Proxy Material and Voting section above.
The following table sets forth, for the Class III nominees and our other current directors who will continue in office after the Annual Meeting, and information with respect to their ages and positions held with Five9 as of April 7, 2026, the date of this Proxy Statement.

Name	Age	Positions Held with the Company

Class III Director Nominees:
Amit Mathradas	51	Director, Chief Executive Officer
Sagar Gupta	38	Director
Class I Directors whose terms expire at the 2027 annual meeting of stockholders
Michael Burdiek	66	Director
Julie Iskow	64	Director
Maria Walker	61	Director
Class II Directors whose terms expire at the 2028 annual meeting of stockholders
Susan Barsamian	66	Director
Jonathan Mariner	71	Director
Sudhakar Ramakrishna	58	Director and Chairman (1)
(1) Mr. Ramakrishna will serve as Chairman effective as of the conclusion of the Annual Meeting.

Five9, Inc.	14	2026 Proxy Statement

Table of Contents	Proposal No. 3
Information Regarding the Nominees

Amit Mathradas, age 51, has served as our Chief Executive Officer and a member of our Board of Directors since February 2026. From March 2023 to December 2025, Mr. Mathradas served as Chief Executive Officer and a member of the board of directors for Nintex USA, Inc., a workflow automation company. Prior to that, Mr. Mathradas served as President and Chief Operating Officer of Avalara, Inc., a tax software provider, from March 2019 to January 2023. From November 2015 to March 2019, Mr. Mathradas served as General Manager and Head of North American Small Business at PayPal, a digital payments company, where he led the company’s small business segment, managing teams responsible for acquisition, activation, cross-sell, and retention of small businesses. From September 2013 to October 2015, Mr. Mathradas served as Senior Vice President and General Manager of Web.com, an internet services offering, focusing on small businesses. Mr. Mathradas holds a bachelor’s degree from Wittenberg University and an M.B.A from Northwestern University’s Kellogg School of Management.
Mr. Mathradas has been nominated to continue to serve on our Board of Directors because of his perspective and experience as our Chief Executive Officer and board member and his extensive experience as a chief executive officer and senior executive of companies in the technology industry.

Amit Mathradas Age: 51 Director Since: 2026

Sagar Gupta, age 38, has served as a member of our Board of Directors since December 2024. Mr. Gupta has served as a Portfolio Manager and Head of Active Engagement at Anson Funds, a privately held alternative asset manager with US$2billion in assets, since October 2023. Prior to Anson Funds, he was a Senior Analyst at Legion Partners, a value-oriented activist investment manager, from January 2018 to September 2023 and served on the board of directors of Momentive Global, the holding company parent of SurveyMonkey from March 2022 to May 2023. Previously, from March 2015 to January 2018, Mr. Gupta was a member of the founding team at Finchwood Capital, a concentrated, long/short Technology, Media and Telecommunications equity hedge fund. Prior to Finchwood Capital, from March 2014 to February 2015, he was an investment professional at Balyasny Asset Management, a multi-strategy hedge fund, and from July 2012 to March 2014, he was at KKR as a member of the special situations and private debt investment teams. Mr. Gupta began his career as an investment banker with UBS. He holds a B.S. in business administration from the Haas School of Business at the University of California, Berkeley, where he graduated Beta Alpha Psi.
Mr. Gupta has been nominated to continue to serve on our Board of Directors, in accordance with an amended and restated cooperation agreement with Anson Funds, because of his extensive investment experience in numerous organizations.

Sagar Gupta Age: 38 Director Since: 2024

VOTE
The Board of Directors Recommends a Vote “FOR” Each Named Nominee.

Five9, Inc.	15	2026 Proxy Statement

Proposal No. 3	Table of Contents
Information Regarding Other Directors Continuing in Office
Class I Directors — Term ending at the 2027 annual meeting of stockholders

Michael Burdiek, age 66, has served as a member of our Board of Directors since September 2015. From October 2020 to November 2021, Mr. Burdiek served as the Chief Executive Officer and also as a member of the board of directors of Motion Acquisition Corp. until its business combination with DocGo, Inc. Since November 2021, Mr. Burdiek has served on the board of directors of DocGo and a member of the board of directors of IntelliShift, a provider of mobility management software. From June 2011 to March 2020, Mr. Burdiek served as President and Chief Executive Officer and as a member of the board of directors of CalAmp Corp., a global provider of telematics software and technologies. Prior to CalAmp, Mr. Burdiek was President and Chief Executive Officer of Telenetics Corporation, a provider of networking and communications products. Mr. Burdiek holds an M.B.A. and an M.S. degree in electrical engineering from California State University, Fullerton, and a B.S. degree in electrical engineering from Kansas State University.
Mr. Burdiek shall continue to serve on our Board of Directors because of his strategic and operational experience, experience as Chief Executive Officer of publicly traded companies, as well as his deep understanding of technology and go-to-market strategies.

Michael Burdiek Age: 66 Director Since: 2015

Julie Iskow, age 64, has served as a member of our Board of Directors since February 2023. Ms. Iskow serves as the President and Chief Executive Officer of Workiva Inc. ("Workiva"), a position she has held since April 2023. She was previously the Executive Vice President and Chief Operating Officer of Workiva from October 2019 to March 2022, and the President and Chief Operating Officer from March 2022 to April 2023. Prior to joining Workiva, Ms. Iskow served as Chief Technology Officer of Medidata Solutions, Inc. from April 2015 to October 2019, and was also its Executive Vice President of Product Development from July 2016 to October 2019. From December 2013 to March 2015, Ms. Iskow served as Chief Information Officer and Senior Vice President at WageWorks, Inc., and prior to that as its Senior Vice President of Product Development and Vice President of Product Development. Ms. Iskow has also served as Vice President of Engineering at Asyst Technologies and GW Associates, Inc. Ms. Iskow has served as a member of the board of directors of Workiva since January 2021. Ms. Iskow also previously served as a member of the board of directors of Vocera Communications, Inc. from May 2019 until its acquisition in February 2022 and as a member of the board of directors of Cvent Holding Corp. from May 2022 to July 2022. Ms. Iskow earned a B.S. degree from the University of California, Berkeley and an M.S. degree from University of California, Davis.
Ms. Iskow shall continue to serve on our Board of Directors because of her extensive leadership experience in the technology industry and service on the boards of directors and other leadership positions with numerous other companies and organizations.

Julie Iskow Age: 64 Director Since: 2023

Five9, Inc.	16	2026 Proxy Statement

Table of Contents	Proposal No. 3

Maria Walker, age 61, has served as a member of our Board of Directors since May 2024 and as chairperson of our Audit Committee since May 2025. Since March 2024, Ms. Walker has served as chairperson of the audit committee of Maplight Therapeutics, Inc., a publicly traded biopharmaceutical company focused on central nervous system disorders. From August 2020 until her retirement in December 2023, Ms. Walker was a Founding Partner and Chief Financial Officer of Patient Square Capital, a private equity firm dedicated to investing in healthcare companies. Ms. Walker served as Chief Financial Officer of Montes Archimedes Acquisition Corp, a special purpose acquisition company from October of 2020 until September 2021 when it merged with Roivant Sciences. Ms. Walker also served on the board of directors of ForgeRock Inc. and as Audit Committee Chairman from November 2019 until August of 2023, when it was acquired by Thoma Bravo. From July 2018 to February 2020, Ms. Walker was co-founder and CEO of Recuerdo Therapeutics a seed stage biotech company. From 2008 to 2018, Ms. Walker held various leadership roles at KPMG U.S, a public accounting firm, including Audit Partner, Senior Director of the Venture Capital Practice and a Global Lead Partner, Private Equity and she led the Bay Area Asset Management Practice. Ms. Walker holds a B.A. in Economics from the University of California, San Diego.
Ms. Walker shall continue to serve on our Board of Directors because of her extensive accounting and financial experience, as well as her leadership experience in the technology industry and service on the board of directors, audit committee and other leadership positions with numerous other companies and organizations.

Maria Walker Age: 61 Director Since: 2024

Class II Directors — Term ending at the 2028 annual meeting of stockholders

Susan Barsamian, age 66, has served as a member of our Board of Directors since January 2021. Ms. Barsamian served as Chief Sales and Marketing Officer for Hewlett Packard Enterprise Software (“HPE”) from November 2016 to September 2017 through its merger with Micro Focus International plc in September 2017. From August 2015 to November 2016, she served as General Manager of Enterprise Security Products at HPE. From 2006 to 2015, she served in various roles at Hewlett Packard. Earlier in her career, she held leadership positions at Mercury Interactive and Verity, Inc. Since August 2020, she has served on the Board of Directors for Kansas State University Foundation. Ms. Barsamian currently serves on the Board of Directors of GEN Digital, Inc., a consumer cyber safety company, and Box, Inc., a cloud content management company. Ms. Barsamian holds a B.S. with honors in electrical engineering from Kansas State University.
Ms. Barsamian has been nominated to continue to serve on our Board of Directors because of her extensive product and leadership experience in the technology industry and service on the boards of directors of numerous other companies and organizations.

Susan Barsamian Age: 66 Director Since: 2021

Five9, Inc.	17	2026 Proxy Statement

Proposal No. 3	Table of Contents

Jonathan Mariner, age 71, has served as a member of our Board of Directors since May 2023. Mr. Mariner is the founder and has served as president of TaxDay, LLC, a private software firm, since April 2016. Mr. Mariner has served as a General Partner of Harbinger Sports Partners, a private equity firm, since July 2025, and as Senior Advisor for Andalusian Private Capital. Mr. Mariner previously served as the Chief Administrative Officer of Enjoy Technologies, a premium home delivery company that operated mobile retail stores for major consumer technology companies in North America and the U.K., from December 1, 2020 to September 30, 2022, and was a member of its board of directors. He also served, on an interim basis, from February 2019 to August 2019, as the Head of Regional Sports Networks for the Walt Disney Company. He spent the majority of his professional career as an executive in professional sports, serving as Executive Vice President and Chief Financial Officer for Major League Baseball from 2002 to 2014, where he led the league’s accounting, treasury and budgeting functions, completed more than a dozen franchise purchase and sale transactions, and helped create the league’s strategic investment fund, and as Chief Investment Officer from 2015 to 2016. Prior to his position at Major League Baseball, Jonathan was the CFO for the Florida Marlins Baseball Club, Florida Panthers Hockey Club and Dolphins Stadium. Mr. Mariner serves on the board of directors of OneStream, Inc. (formerly OneStream Software LLC) ("OneStream") an enterprise finance management software company, and Rocket Companies, Inc., a technology-driven real estate, mortgage and financial services business, where he also serves as the chair of its audit committee. He also serves on audit committees of private companies, including IEX Stock Exchange and Little League Baseball International. From May 2019 to February 2025, Mr. Mariner served on the board of directors of Tyson Foods, Inc., one of the world’s largest food companies, where he also served as the chair of the audit committee. From May 2017 to May 2019, Mr. Mariner also served as a director for Ultimate Software, a software company engaged in research, development, and delivery of human capital management technology, where he also served as the chair of its audit committee. From February 2016 to July 2021, Mr. Mariner served as a director of McGraw Hill Education, a global education company that partners with millions of educators, learners and professionals around the world, where he also served on its compensation committee and chaired its audit committee.
Mr. Mariner has been nominated to continue to serve on our Board of Directors because of his extensive accounting, financial, operating and management experience, financial expertise through his service as chief financial officer of several companies, and experience in overseeing auditors and financial audits, as well as his service on the boards of directors and other leadership positions with numerous other companies and organizations.

Jonathan Mariner Age: 71 Director Since: 2023

Five9, Inc.	18	2026 Proxy Statement

Table of Contents	Proposal No. 3

Sudhakar Ramakrishna, age 58, has served as a member of our Board of Directors since September 2025. Mr. Ramakrishna has served as the Chief Executive Officer and President of SolarWinds Corporation, a provider of secure observability and IT management software, since January 2021 and as a director of SolarWinds Corporation since December 2020. Prior to SolarWinds, Mr. Ramakrishna served as the Chief Executive Officer and director of Pulse Secure, LLC, a provider of secure and zero trust access solutions for Hybrid IT environments, from July 2015 until its acquisition by Ivanti Inc. in December 2020. Mr. Ramakrishna has served as a member of the board of directors of Cardinal Health, Inc., a healthcare services and products company, since April 2025, and as a member of the board of directors of Model N, Inc., a private provider of revenue management systems for life science and advanced technology companies, since November 2024. Mr. Ramakrishna also previously served as a member of the board of directors of SADA Systems, LLC from January 2022 until its acquisition in December 2023, as a member of the board of directors of SailPoint Technologies Holdings, Inc., a provider of enterprise identity security solutions, from July 2021 until its acquisition in August 2022, and as a member of the board of directors of Enterprise 4.0 Technology Acquisition Corp., a special purpose acquisition company focused on technology targets, from October 2021 to March 2023. Mr. Ramakrishna holds an M.S. in Computer Science from Kansas State University and a Master’s of Management from Northwestern University’s Kellogg School of Management.
Mr. Ramakrishna has been nominated to continue to serve on our Board of Directors because of his experience as a global technology leader with nearly twenty-five years of experience and deep expertise in cloud, networking, security, and collaboration markets.

Sudhakar Ramakrishna Age: 58 Director Since: 2025

Director Skills Matrix

Name	Executive Leadership	Other public company board	Technology Industry	Financial	Sales / marketing & go-to-market	Enterprise risk management	Cloud business	Cybersecurity, privacy and information security	International Expansion	Artificial Intelligence

Amit Mathradas	●		●		●		●		●	●
Susan Barsamian	●	●	●	●	●	●	●	●	●	●
Michael Burdiek	●	●	●	●	●	●	●	●	●	●
Michael Burkland(1)	●	●	●	●	●	●	●		●	●
Sagar Gupta		●	●	●
Julie Iskow	●	●	●		●	●	●	●	●	●
Jonathan Mariner	●	●		●		●
Sudhakar Ramakrishna	●	●	●	●	●	●	●	●
Maria Walker	●	●	●	●		●	●	●	●
Robert Zollars(1)	●	●	●	●	●	●	●		●
(1) Messrs. Burkland and Zollars will serve the remainder of their respective terms, which will end with the Annual Meeting.

Five9, Inc.	19	2026 Proxy Statement

Corporate Governance
Director Independence
Our Board of Directors reviews at least annually the independence of each director. During these reviews, our Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.
The Board of Directors has determined that each of Susan Barsamian, Michael Burdiek, Sagar Gupta, Julie Iskow, Jonathan Mariner, Sudhakar Ramakrishna, Maria Walker and Robert Zollars are independent under the applicable listing standards of NASDAQ.
As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Our Board of Directors does not have a policy requiring that the positions of Chairman and Chief Executive Officer be separate or be occupied by the same individual. Michael Burkland has served as the Chairman or Executive Chairman of the Board of Directors since February 2014. From December 2017 until November 2022, when Mr. Burkland was re-appointed as our Chief Executive Officer, the roles were separate. Mr. Burkland is not standing for election and Mr. Ramakrishna will serve as Chairman following the Annual Meeting.
Our Board of Directors believes it should maintain flexibility to determine its leadership structure from time to time. Our Board of Directors believes that our current leadership structure is appropriate because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board of Directors, which are essential to effective governance. After the Annual Meeting, the role of CEO and Chairman will be separate, which will allow Mr. Mathradas, our CEO, to focus on our business strategy, operations and corporate vision, while allowing us to benefit from Mr. Ramakrishna's independent oversight. We believe that an independent board chair will help us efficiently and effectively allocate oversight responsibilities between the independent directors and management.
Our Board of Directors periodically reviews its leadership structure and may combine the positions of Chairman and Chief Executive Officer in the future if it believes that would be in the best interests of the Company and its stockholders.
Our corporate governance guidelines provide that one of our independent directors shall serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors or if the Chairman is not otherwise independent. Our Lead Independent Director presides over regular meetings of our independent directors, serves as a liaison between our Chairman and Chief Executive Officer and our independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate. Since September 2025, Mr. Zollars has served as our Lead Independent Director, and upon conclusion of the Annual Meeting, with Mr. Ramakrishna serving as our Chairman, we will not have a Lead Independent Director.

Five9, Inc.	20	2026 Proxy Statement

Table of Contents	Corporate Governance
Risk Oversight Management
Risk is inherent with every business and we face a number of risks, including strategic, financial, cybersecurity, operational, competitive, technological, legal and compliance, artificial intelligence, environmental, social, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management, including cybersecurity. Our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management, independent auditors and our internal auditors. The Compensation Committee reviews processes and steps taken to mitigate material risks related to our compensation programs. The Nominating and Governance Committee is responsible for overseeing risks related to corporate governance, as well as sustainability and governance matters. Our newly formed Technology and AI Committee provides oversight of risks related to emerging technologies and products, including artificial intelligence-related matters. The oversight roles of the Board of Directors and the committees are supported by management reporting processes that are designed to provide the Board and each of its committees visibility into the identification, assessment and management of critical risks.
Information Regarding the Board of Directors and Its Committees
The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Technology and AI Committee, formed in October 2025. The following table provides membership information for each of these committees as of April 7, 2026:
Committee Composition

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology and AI Committee

Susan Barsamian
Michael Burdiek (1)
Michael Burkland (2)
Sagar Gupta
Julie Iskow (3)
Amit Mathradas
Jonathan Mariner (4)
Sudhakar Ramakrishna
Maria Walker (5)
Robert Zollars (2)
(1) Mr. Burdiek has served as Chairperson of the Compensation Committee since September 26, 2025.
(2) Messrs. Burkland and Zollars will serve the remainder of their respective terms, which will end at the conclusion of the Annual Meeting.
(3) Ms. Iskow will serve on the Nominating and Governance Committee effective as of the conclusion of the Annual Meeting
(4) Mr. Mariner has served as Chairperson of the Nominating and Governance Committee since September 26, 2025.
(5) Ms. Walker has served as Chairperson of the Audit Committee since May 21, 2025.
= Chairperson = Member
The composition and responsibilities of each standing committee are described below. Members will serve on these standing committees until their resignation, the end of their Board tenure or until otherwise determined by our Board of Directors.

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Audit Committee
Our Audit Committee operates under a formal charter, which is available on our website at http://investors.five9.com in the “Governance” section. Our Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements and assists our Board of Directors in monitoring our financial systems and legal and regulatory compliance. Our Audit Committee is responsible for, among other things:
•appointing, approving the compensation of, terminating (if necessary) and assessing the qualifications and independence of our independent registered public accounting firm;
•pre-approving audit, review and attest services and fees and permissible non-audit services and fees from our independent registered public accounting firm;
•reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;
•coordinating the oversight and reviewing the adequacy of our disclosure controls and procedures and internal control over financial reporting and reporting systems and procedures designed to identify instances of fraud and to ensure the integrity, accuracy, completeness and timeliness of our financial statements and related public filings and disclosures with both management and the independent registered public accounting firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and annual and quarterly reports on Form 10-K and 10-Q, including a review of the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the form of audit opinion to be issued by the independent registered public accounting firm on the financial statements;
•approving the appointment of the head of our internal audit function (or third party providing same) and overseeing and assessing the performance of the internal audit function;
•discussing policies with respect to risk assessment and risk management, including those governing the process by which our Chief Executive Officer and other members of senior management assess and manage our risk;
•periodically reviewing legal and compliance matters, significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);
•reviewing and approving disclosures contained in any report filed with the SEC or otherwise publicly disclosed pertaining to cybersecurity threats and incidents, including breaches of information systems;
•overseeing, implementing and reviewing our artificial intelligence, machine learning and other emerging technology disclosures, strategies, policies, practices, risk assessment and risk management and periodically reporting to the Board on these matters; and
•reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Audit Committee is comprised of Ms. Barsamian, Mr. Burdiek, Mr. Mariner and Ms. Walker, who is the chairperson of the committee. Our Board of Directors has designated Ms. Walker as an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met fourteen times during the year ended December 31, 2025.
Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, accept consulting, advisory or other fees from us or be an affiliated person.

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Our Board of Directors has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our Audit Committee meets the requirements for independence under the current requirements of SEC rules and regulations and each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.
Compensation Committee
Our Compensation Committee operates under a formal charter, which is available on our website at http://investors.five9.com in the “Governance” section. Our Compensation Committee is responsible for, among other things:
•developing and maintaining our compensation strategies;
•reviewing and approving our executive compensation policies and programs and recommending to the Board of Directors our non-employee director compensation policies and programs;
•reviewing and approving base salary, cash incentive compensation, equity incentive compensation and other compensation for our executive officers;
•administering our cash and equity-based incentive compensation plans for our executive officers;
•overseeing the management continuity and succession planning process (except as otherwise within the scope of our Nominating and Governance Committee) with respect to our executive officers;
•preparing any report on executive compensation required by the applicable laws, rules and regulations of the SEC and other regulatory bodies;
•overseeing broad-based ERISA-governed benefit plans and programs (including any Section 401(k) plan);
•periodically reviewing our stock ownership guidelines;
•overseeing and administering our compensation recoupment (clawback) policy;
•reviewing and monitoring compensation practices throughout our company to promote fair and equitable compensation practices; and
•managing such other matters that are delegated to our Compensation Committee by applicable law or by the Board of Directors from time to time.
Our Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and authority to retain legal counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Compensation Committee is currently comprised of Ms. Barsamian, Ms. Iskow, Mr. Zollars (whose term as director will end at the conclusion of the Annual Meeting) and Mr. Burdiek, who is the chairperson of the committee. Each of the Compensation Committee members meets the independence requirements set forth in the listing standards of NASDAQ and the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Compensation Committee met nine times during the year ended December 31, 2025.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation program for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in recommending compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to, nor participate in or attend portions of meetings in which decisions are made with respect to his compensation. Our Chief Executive Officer and our human resources team develop and provide recommendations to our Compensation Committee for performance metrics and target award opportunities regarding short-term and long-term incentive compensation for all executive officers (other than themselves) based on our annual operating plan, as well as provide information semi-annually regarding individual and Company performance.
Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer (including our Chief Executive Officer), as well as each individual compensation element.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Since 2013, our Compensation Committee has retained Compensia, Inc. (“Compensia”), a national compensation consultant, to provide it with information, recommendations and other advice relating to executive and non-employee director compensation on an ongoing basis. Compensia serves at the discretion of our Compensation Committee. In the second half of 2025, our Compensation Committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers for 2026, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is consistent with our compensation philosophy and objectives.
Following a review of the independence of Compensia, the Compensation Committee has concluded that no conflict of interest has been raised with respect to the work of Compensia.
Compensation Committee Interlocks and Insider Participation
Ms. Barsamian, Mr. Burdiek, Ms. Iskow and Mr. Zollars served as members of our Compensation Committee for the entirety of 2025. None of the individuals who were members of our Compensation Committee during 2025 is or has been an officer or employee of our company. None of our executive officers currently serves, or in 2025 served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee operates under a formal charter, which is available on our website at http://investors.five9.com in the “Governance” section. Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election or appointment to our Board of Directors and its committees. The Nominating and Governance Committee is responsible for, among other things:
•assessing, developing and communicating with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the Board of Directors, corporate governance policies, applicable listing standards, laws, rules and regulations, our nominating policy and other factors considered appropriate by our Board of Directors;
•identifying, screening, interviewing and recommending to our Board of Directors the director nominees for annual and special meetings of our stockholders, or to fill a vacancy on the Board of Directors, in each case in accordance with the nominating policy;
•reviewing and considering our Board of Directors' leadership structure, and making recommendations to our Board of Directors with respect thereto;
•retaining and terminating any search firm used to identify director candidates and approving the search firm’s fees and other retention terms;
•if and when requested by our Board of Directors, assessing and recommending to the Board of Directors the composition of each of its committees;
•evaluating and overseeing the implementation of our environmental, climate change, social and governance programs and the integration of related principles and strategies throughout our company;

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•reviewing and assessing policies, practices, disclosures and reports, risk assessments and risk management regarding sustainability and governance matters, and meeting with our executive officers to review and support specific sustainability and governance initiatives;
•reviewing, as necessary, any executive officer’s, and in certain circumstances, any director’s request to accept a directorship position with another company and any director's service on other companies' boards of directors to ensure compliance with "over-boarding" requirements in our corporate governance guidelines;
•developing, assessing and making recommendations to our Board of Directors concerning corporate governance matters, including appropriate revisions to our Charter, Bylaws, corporate governance policies, committee charters and nominating policy, and providing oversight and review of proxy statement disclosures regarding governance-related matters;
•overseeing an annual evaluation of our Board of Directors, its committees, and each director and committee member;
•reviewing and recommending to the Board, the independence of each director and committee member under applicable laws, rules and regulations;
•developing with management and monitoring the process of orienting new directors and continuing education for all directors; and
•regularly reporting its activities and recommendations to our Board of Directors.
The Nominating and Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors at our expense for any matters related to the fulfillment of its responsibilities and duties.
Our Nominating and Governance Committee is comprised of Mr. Ramakrishna, Mr. Zollars (whose term as director will end at the conclusion of the Annual Meeting) and Mr. Mariner, who is the chairperson of the committee. Ms. Iskow has been appointed to serve on the Nominating and Governance Committee commencing at the conclusion of the Annual Meeting. Each of the Nominating and Governance Committee members meet the independence requirements set forth in the rules of NASDAQ. Our Nominating and Governance Committee met eight times during the year ended December 31, 2025.
Identifying, Evaluating and Recommending Nominees
The Nominating and Governance Committee initiates the process of identifying and recommending Board nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified below and/or who have specific qualities, skills or experience being sought (based on input from the full Board of Directors). The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees, consider stockholder suggestions for potential nominees or re-nominate existing directors based on their continuing qualifications. The Nominating and Governance Committee and the terms of our Corporate Governance Guidelines limit the number of officers or employees of the Company serving at any time on the Board to maintain a majority of independent directors.
After reviewing appropriate biographical information and qualifications, first-time candidates are interviewed by at least one member of the Nominating and Governance Committee and by the Chairman of the Board. Upon completion of the above procedures, the Nominating and Governance Committee determines the list of potential candidates to be recommended to the full Board of Directors for nomination at the annual meeting or special meeting or to fill any vacancy. The Board of Directors selects the slate of nominees (or in the case of a vacancy, selects such nominee) only from candidates identified, screened and approved by the Nominating and Governance Committee.

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Qualifications for Director Nominees
The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:
•Reputation for integrity, strong moral character and adherence to high ethical standards.
•Holds or has held a generally recognized position of leadership in his or her community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.
•Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.
•Ability to read and understand basic financial statements and other financial information pertaining to the Company.
•Commitment to understand the Company and its business, industry and strategic objectives.
•Commitment and ability to regularly attend and participate in meetings of the Board of Directors, committees of the Board of Directors and stockholders.
•Number of other company boards of directors on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.
•Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.
•Good health, and ability to serve.
•For prospective non-employee directors, independence under applicable SEC and stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.
•Willingness to accept the nomination to serve as a director of the Company.
•Directors that reach or exceed 72 years of age in a calendar year in which their term of office as a director will expire are required to tender his or her resignation to the Nominating and Governance Committee, for consideration by the Board of Directors upon the recommendation of the Nominating and Governance Committee.
Other Factors for Potential Director Nominee Consideration
The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:
•Whether the prospective nominee will foster a broad base of skills, perspectives and experiences.
•Whether the prospective nominee has expertise on social responsibility, environmental, climate, sustainability, and governance issues.
•Whether the prospective nominee has experience and expertise on cybersecurity issues.
•For potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” or equivalent requirement under applicable SEC and stock exchange rules.
•For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to the Company, number of other company boards on which the director serves and any changed circumstances affecting the individual director that may bear on his or her ability to effectively continue to serve on the Board of Directors.
•The composition of the Board of Directors and whether the prospective nominee will add to or complement the Board of Director’s existing skills, strengths and needs.

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Stockholder Suggestions for Potential Nominees
Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors and its committees. The Nominating and Governance Committee will consider suggestions of nominees from stockholders. There have not been material changes to the procedures by which our stockholders may recommend nominees to the Board of Directors as disclosed in our proxy statement for the 2025 annual meeting of stockholders filed with the SEC on April 7, 2025.
Technology and AI Committee
The Technology and AI Committee was formed in October 2025, operating under a formal charter, which is available on our website at http://investors.five9.com in the “Governance” section. The Technology and AI Committee is responsible for, among other things:
•providing oversight and guidance on the Company’s technology strategies, artificial intelligence (“AI”) initiatives and the related risks of such strategies and initiatives;
•analyzing and evaluating the Company’s assessment and management of risks associated with the scope and direction of the Company’s technology strategies and related market trends;
•reviewing and making recommendations to the Board of Directors regarding our resource allocation and investments in emerging technologies and artificial intelligence;
•assisting with the review of risks and opportunities related to new and significant products based on new technologies or innovations to our existing technologies;
•reviewing and making recommendations to the Board of Directors and management regarding skill requirements of our workforce needed to support our technology strategies and research and development activities; and
•supporting the training of the Board of Directors and management on topics pertaining to emerging technologies and AI, as needed.
Each member of the Technology and AI Committee is required to have experience as a technologist and/or to have served in a senior leadership position of a technology company. The Technology AI Committee is currently comprised of Ms. Iskow, Mr. Ramakrishna and Mr. Burdiek, who is the chairperson of the committee. The Technology and AI Committee met two times during the year ended December 31, 2025.
Classified Board Structure
Our Charter currently divides our Board of Directors into three classes nearly equal in size. The members of each class serve for staggered terms that expire at the third annual meeting of stockholders after their election and until their respective successors are duly elected and qualified.
Our Board of Directors regularly reviews our corporate governance practices and considers appropriate changes that align with the long-term interests of our stockholders. We believe our current classified board structure encourages our directors to look to the long-term interests of the Company and our stockholders, ensures that, at any given time, there are directors serving on our Board of Directors who have substantial knowledge of the Company and its business, assists us in attracting and retaining highly qualified directors by increasing the likelihood that they will have sufficient time to immerse themselves in our business and operations and execute on important long-term initiatives, and reduces our vulnerability to coercive takeover tactics and inadequate takeover bids. All of these benefits have contributed to our success and protect the Company and our stockholders. Furthermore, our Board of Directors believes that the classified board structure does not unduly limit director accountability. We maintain regular engagements with our stockholders, which allow our Board of Directors to address issues that are important to our stockholders and take appropriate actions where the long-term interests of our stockholders are best served.

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While the merits of a classified board structure remain important, our Board of Directors recognizes that a large number of S&P 500 companies, including those in our industry, have declassified boards. In recent years, our Board of Directors has conducted extensive outreach with many of our stockholders, who have expressed their support for declassification. In their view, annual elections increase the accountability of individual directors and provide stockholders with a more active role in participating in our corporate governance policies and practices. On March 17, 2026, after careful consideration, our Board of Directors declared advisable, unanimously approved, and recommended that our stockholders approve the Amended and Restated Charter, which includes amendments to provide for a phased-in elimination of the classified Board of Directors structure which, when it is complete, will result in all directors standing for election annually for a one-year term, which is presented herein as the Declassification Charter Amendment Proposal.
Meetings of the Board of Directors
The Board of Directors met fourteen times during the fiscal year ending December 31, 2025. During the year, each director then in office, attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.
Executive Leadership Team and Board
Building an organization that is inclusive and welcoming is a priority for Five9. Our Board of Directors, executive leadership team and employees are invested in making Five9 an engaged and inclusive company where everyone can bring their best selves to work with a sense of belonging. Women and ethnic minorities each represented 13% and 38%, respectively, of our executive leadership team. Of our ten current Board members, three members are women and a total of six identify with an under-represented community. We are proud to have both an executive leadership team and a Board of Directors that represents our customers and employees by bringing a broad base of skills, perspectives and experiences to the table.
The following matrix sets forth statistics regarding our current Board of Directors.
Board Matrix(1)

Total Number of Directors - 10	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian	1	3
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	3
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background
(1) As of the date of this Proxy Statement.

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Supermajority Vote Requirement
We believe the current supermajority voting provisions in our Charter are consistent with our peer group and protect the best interests of the Company and its stockholders. Our supermajority voting provisions are designed to encourage any potential acquirer to negotiate directly with our Board of Directors, as we believe our Board of Directors is in the best position to evaluate the adequacy and fairness of proposed offers based on the long-term interests of all stockholders, to negotiate on behalf of all stockholders and to protect stockholders against abusive tactics during a takeover process. The current supermajority voting provisions also protect our stockholders against self-interested actions, including governance-related actions, by one or a few large stockholders.
While the merits of our current supermajority voting provisions remain important, our Board of Directors recognizes that many of our stockholders believe that the elimination of such supermajority voting provisions increases a board of directors’ accountability to stockholders and provides stockholders with greater ability to participate in the corporate governance of a company. The Board of Directors also considered the fact that many other public companies have transitioned away from such supermajority voting provisions. The Board of Directors concluded that a majority vote standard for stockholder approval of an amendment to the Charter and Bylaws more appropriately balances the opportunity for stockholders to participate meaningfully in the corporate governance of the Company with the desire to protect the interests of all stockholders from action that may only be in the interest of a small percentage of stockholders. On March 17, 2026, after careful consideration, our Board of Directors declared advisable, unanimously approved, and recommended that our stockholders approve, an Amended and Restated Charter, which includes amendments to eliminate, from and after the conclusion of the 2027 Annual Meeting, the current requirement for an affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Company for (i) amendments, alterations, changes or repeals, or adopting provisions inconsistent with, certain sections of the Company’s Charter, and (ii) amendments, alterations, changes or repeals of the Company’s Bylaws by our stockholders, which is presented herein as the Supermajority Vote Threshold Charter Amendment Proposal.
Code of Business Conduct
The Board of Directors has adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The full text of our code of business conduct is, and any amendment to or waiver from a provision of our code of business conduct will be, posted on our website at http://investors.five9.com under the “Governance” section.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees, and have implemented processes that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.
Stockholder Communications with the Board of Directors
Stockholders may communicate with our Board of Directors, either generally or with a particular director, by email at stockholdercommunication@five9.com or by writing to the following address:
The Board of Directors
c/o Corporate Secretary
Five9, Inc.
3001 Bishop Drive, Suite 350
San Ramon, CA 94583

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Each such communication should set forth (i) the nature of the stockholder’s interest in Five9 (including share ownership) and (ii) contact information for the individual submitting the communication (including name, address, telephone and email address, as applicable). Communications that are intended specifically for non-employee directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Governance Committee with a note that the communication is intended specifically for non-employee directors. The Corporate Secretary of Five9 will receive and review communications addressed to the Board of Directors, any committee of the Board of Directors or any director, except for those communications intended specifically for non-employee directors that are directed to the Chair of the Nominating and Governance Committee. The Corporate Secretary may communicate with the sender for necessary clarification.
The Corporate Secretary will not forward to the Board of Directors, any committee of the Board of Directors or any director communications that are not related to the duties and responsibilities of the Board of Directors, including, without limitation, spam, junk mail, advertisements, mass mailings, solicitations, job inquiries and opinion survey polls and only non-employee directors will be permitted to review any communications intended only for non-employee directors. Further, the Corporate Secretary will not communicate any offensive, inappropriate or otherwise irrelevant communications to the Board of Directors, any Board committee or any director. The Corporate Secretary will maintain a log of any such communications not shared with the Board of Directors, which any director may review upon request, except that such log will not contain any spam, junk mail, advertisements, mass mailings, solicitations, job inquiries, opinion survey polls, or similar information. The Corporate Secretary will share all proper communications with the Board of Directors, the appropriate committee of the Board of Directors or the appropriate director(s) on at least a quarterly basis.
Attendance at Annual Meeting of Stockholders by the Board of Directors
Pursuant to our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend our annual meeting of stockholders. Ms. Barsamian, Ms. Walker, and each of Messrs. Acosta, Burdiek, Burkland, Gupta, Mariner, and Zollars attended our 2025 annual meeting of stockholders on May 21, 2025. Mr. Mathradas joined our Board of Directors in February 2026, and Mr. Ramakrishna joined our Board of Directors in September 2025 and, therefore, neither were directors at the time of our 2025 annual meeting of stockholders.
Director Compensation
Consistent with our non-employee director compensation policy, in 2025 each non-employee director was eligible to earn an annual cash retainer, additional fees based on committee service, and receive an annual equity award under our 2014 Equity Incentive Plan (the “2014 Plan”).
Cash Compensation
The annual cash retainer amounts are payable in equal quarterly installments. Set forth below are the cash retainer amounts for our non-employee directors in 2025.
•Annual Board of Directors Service Retainer:
◦All Non-Employee Directors: $35,000
•Annual Chair Service Fee (in addition to the Annual Board of Directors Service Retainer):
◦Chair of the Board of Directors: $20,000
◦Lead Independent Director: $20,000
◦Chair of the Audit Committee: $20,000
◦Chair of the Compensation Committee: $15,000
◦Chair of the Nominating and Governance Committee: $9,000

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•Annual Committee Member (non-Chair) Service Fee (in addition to the Annual Board of Directors Service Retainer):
◦Audit Committee: $10,000
◦Compensation Committee: $7,500
◦Nominating and Governance Committee: $4,500
Equity Compensation
•New Non-Employee Director RSU Grant: Under our non-employee director compensation policy, any individual who first becomes a non-employee director (other than as a result of an employee director transitioning to become a non-employee director), is entitled to (i) a restricted stock unit ("RSU") award with an aggregate grant date fair value of $400,000, which will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, subject to the director's continued service through each such vesting date and (ii) an RSU award with an aggregate grant date fair value of $200,000, reduced by a pro-rated amount (1/12) for each month that elapsed since the last annual stockholders' meeting to the date of the director's appointment, which will vest on the first anniversary of the date of grant. These RSU awards will vest in full upon a change in control (as defined in our 2014 Plan) of the Company, subject to the director’s continued service through such date. A new non-employee director will not be eligible to receive the annual RSU grant described below until the second annual stockholders' meeting following their appointment.
•Annual RSU Grant: Under our non-employee director compensation policy, on the date of each annual stockholders meeting, each non-employee director is automatically granted an RSU award with an aggregate grant date fair value of $200,000 (based on the per share closing price of our Common Stock on the date of the annual stockholders meeting). The RSU award vests in full on the earliest to occur of (i) the first anniversary of the grant date, (ii) immediately prior to the next succeeding annual stockholders meeting after the date of grant, and (iii) a change in control (as defined in our 2014 Plan) of the Company, subject to the director’s continued service through such earliest date.
The following table sets forth the total compensation earned by our non-employee directors during the year ended December 31, 2025. Mr. Burkland, our Chairman and former Chief Executive Officer, did not receive additional compensation for his service on the Board of Directors in 2025. The 2025 compensation received by Mr. Burkland as our Chief Executive Officer is presented in the section below entitled “Executive Compensation - 2025 Summary Compensation Table.” Mr. Mathradas will not receive additional compensation for his service on the Board of Directors in 2026.

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2025 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation ($)	Total ($)

Jack Acosta(4)	21,456	—	—	21,456
Susan Barsamian	52,500	199,998	—	252,498
Michael Burdiek(5)	54,625	199,998	—	254,623
Sagar Gupta	35,000	—	—	35,000
Julie Iskow	42,500	199,998	—	242,498
Jonathan Mariner(6)	52,769	199,998	—	252,767
Sudhakar Ramakrishna(7)	11,192	533,298	—	544,490
Maria Walker(8)	51,126	—	—	51,126
David Welsh(9)	48,000	199,998	—	247,998
Robert Zollars(10)	58,042	199,998	—	258,040
1.Amounts reported in this column represent the fees earned by or paid in cash to our non-employee directors in 2025 based on our non-employee director compensation policy set forth above and pro rated for a partial year of service.
2.The aggregate grant date fair values of equity awards reported in this column have been calculated in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 19, 2026 for a discussion of assumptions made in determining the grant date fair value of these equity awards. All unvested and outstanding stock awards granted to our non-employee directors will become fully vested upon a change in control (as defined in our 2014 Plan) of the Company.
3.As of December 31, 2025, the number of shares of our Common Stock subject to outstanding stock options and unvested RSUs held by our non-employee directors were as follows:

Name	Stock Options Outstanding (#)	RSUs That Have Not Vested (#)

Susan Barsamian	—	7,840
Michael Burdiek	—	7,840
Sagar Gupta	—	6,278
Julie Iskow	—	9,485
Jonathan Mariner	—	10,137
Sudhakar Ramakrishna	—	21,230
Maria Walker	—	5,084
Robert Zollars	—	7,840
4.Amounts reported for Mr. Acosta were through his term as a director, which ended at the conclusion of the 2025 Annual Meeting.
5.Amounts reported for Mr. Burdiek reflect the pro-rated fees paid to Mr. Burdiek for his term as chair of the Compensation Committee, which began on September 26, 2025.
6.Amounts reported for Mr. Mariner include fees for his membership on the Nominating and Governance Committee that were earned during 2024, but were paid in March 2025 due to administrative error and the pro-rated fees paid to Mr. Mariner for his term as chair of the Nominating and Governance Committee, which began on September 26, 2025.

Five9, Inc.	31	2026 Proxy Statement

Table of Contents	Corporate Governance
7.Upon Mr. Ramakrishna's appointment to the Board of Directors on September 26, 2025, his initial equity grants consisted of (i) an RSU award with an award value of $400,000, which will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, subject to his continued service through each such vesting date; and (ii) a pro-rated RSU award with an award value of $133,333, which will vest in full in one installment on the first anniversary of the grant date, subject to his continued service through such date. Vesting of these awards will accelerate upon (A) a change of control of the Company or (B) the termination of Mr. Ramakrishna's continuous service due to his death or disability. 100% of the remaining unvested portion of the awards, if any, will immediately vest in full in the case of a change of control or Mr. Ramakrishna's death. 50% of the remaining unvested portion of the awards will immediately vest in the case of termination of Mr. Ramakrishna's continuous service due to his disability. Mr. Ramakrishna will not be eligible for the regular 2026 automatic annual grant of RSUs to non-employee directors scheduled to occur on the date of the 2026 Annual Meeting, but will be eligible for regular automatic grants thereafter assuming his continued service on the Board of Directors.
8.Amounts reported for Ms. Walker reflect the pro-rated fees paid to Ms. Walker for her term as chair of the Audit Committee, which began immediately after the 2025 Annual Meeting.
9.Amounts reported for Mr. Welsh are for fees paid during his term as a director, which ended upon his resignation effective September 26, 2025.
10.Amounts reported for Mr. Zollars reflect the pro-rated fees paid to Mr. Zollars for (i) his term as chair of the Compensation Committee, which ended on September 26, 2025, and (ii) his term as Lead Independent Director, which began on September 26, 2025.
Employees and Human Capital Resources
Our employees and the culture we have established are the key to our success. As of December 31, 2025, we had 2,910 full-time employees. 43% of our employees are in various cost of revenue functions, 25% in research and development, 20% in sales and marketing and 12% in general and administrative.
The key human capital measures and objectives that we focus on in managing our business, and creating an environment where all of our employees can thrive, are maintaining our company values, creating an inclusive environment with a broad base of skill sets and experiences, our total rewards philosophy, our talent development, and our employees’ safety and wellness.
Five9 Values - Bringing Passion and Purpose
At Five9, we are focused on delivering success for our customers, partners and employees. Living our values everyday results in a unique and powerful “winning culture” in which every member on our team is passionately committed to achieve collective success. This powerful team-first culture enables us to overcome obstacles and win year after year, while enjoying the journey together.

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Corporate Governance	Table of Contents
Our Five9 values are woven throughout the entire employee lifecycle and used in the interview process to ensure we hire candidates who have values that align with ours. These values are a key element of our semi-annual employee performance self-reflection cycle, where our leaders request that employees share how they have lived our values. In addition, we periodically celebrate employees that live our values through recognition and rewards. We introduce new employees to our values during new hire orientation and our values are visible in employee resource pages.
We regularly gather employee feedback to better understand the employee experience and identify opportunities to continuously strengthen our culture. In our most recent survey in 2025, 83% of our employees participated and our engagement score was 72%, exceeding the Culture Amp benchmark by three percentage points and placing us in the top quartile of nearly 2,000 companies in the Engagement and Inclusion benchmark. Standout results included employees noting high team effectiveness (90%) and growth and development (81%).
Inclusion and Culture
At Five9, we foster an inclusive environment by creating a culture where our employees can be their authentic selves. We endeavor to integrate our core values of honesty and respect in how we engage with one another, encourage leading with transparency and inclusivity and are committed to building a workplace culture where every employee feels they belong. Our goal is to empower our employees to have a voice that is heard and foster a community where they feel they belong. In our recruiting, we seek candidates from a wide array of sources to enable us to access the best candidates and build a broad base of skill sets and experience.
Women represented 32% of our worldwide employees and racial and ethnic minorities represented 36% of our U.S. employees as of December 31, 2025. Women and ethnic minorities each represented 13% and 38%, respectively, of our executive leadership team and 30% and 50%, respectively, of our Board of Directors as of December 31, 2025.
Total Rewards Philosophy
Our total rewards philosophy is a comprehensive approach designed to enable us to attract, engage, and retain talent in our industry by offering a differentiated and competitive overall employee value proposition. We believe our employees are central to our performance and long-term success, and we seek to align our total rewards programs with our business strategy, operating priorities, and evolving workforce needs.
Central to our philosophy is the principle of equitable compensation. We strive to ensure that our rewards system is fair, consistent, and transparent. This approach fosters a sense of belonging and commitment among our workforce, driving engagement and productivity.
Our total rewards philosophy reflects our commitment to creating a supportive and empowering environment for our employees, where they can thrive professionally and personally. By investing in our people in this way, we not only enhance individual well-being but also drive organizational performance and stakeholder value.
Our total rewards system encompasses not just competitive cash compensation, but a holistic package that addresses the needs of our workforce. This includes healthcare benefits, mental health benefits to employees and their dependents, financial and physical well-being programs, parental leave, fertility programs, retirement plans, performance bonuses, equity awards, and work-life balance initiatives.
Our total rewards strategy is designed to be responsive to market conditions and evolving business needs. We regularly benchmark our offerings against prevailing industry practices to ensure we remain competitive and appealing as an employer. Additionally, we embrace a culture of continuous feedback, allowing us to adapt and refine our rewards as appropriate to support retention, motivation, and the execution of our business strategy.

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Table of Contents	Corporate Governance
Talent Development
Talent development is a core component of our talent strategy to be competitive in a dynamic global market. We invest in employee growth through a range of talent development programs designed to build critical skills and leadership capabilities. Our Leadership Principles guide Talent Acquisition, Learning and Development, and Performance Management practices, supporting the identification and development of leadership capabilities at all levels. Talent review processes focus on identifying high-performing and high-potential employees.
Learning is supported across the employee lifecycle through enhanced onboarding, semi-annual development conversations between employees and managers, and investments in anytime learning via a centralized, on-demand learning platform offering skill-based learning pathways. We also invest in leadership capabilities through our Elevate Leadership Development Program, which reinforces leadership expectations and consistent leadership practices.
Through these investments, we endeavor to support a skilled and high-performing workforce aligned to our long-term business objective
Workplace Practices and Policies
We are committed to providing a workplace free of harassment or discrimination based on race, color, religion, sex, sexual orientation, gender identity, national origin, disability, veteran status, caste or other legally protected characteristic. We are an equal opportunity employer committed to inclusion.
Environmental Sustainability
We are committed to reducing workplace-related resource consumption through our site selection, facilities design and energy procurement practices through our landlords, to ensure our corporate responsibility goals are achieved. We participate in building sustainability by occupying LEED certified and 5-Star NABERS Energy Rated multi-tenant buildings. Our corporate headquarters offers a transportation program in effort to reduce emissions. In addition, we have made strides in reducing energy consumption by upgrading our lighting system and installing motion sensors for lighting and convenience electrical outlets. To reduce waste, we use source compostable/recyclable kitchen products, centralized waste collection with an emphasis on recycling, established an E-waste program, implemented software tools to minimize printing waste and reduce equipment and toner purchases, and expanded our battery recycling program to include work-related and personal battery recycling.
We are also committed to complying with California’s evolving climate legislation. This commitment includes reporting to Scope 1, 2, and 3 emissions within the mandated reporting periods.

Five9, Inc.	34	2026 Proxy Statement

Proposal No. 4
Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. In accordance with the frequency approved by stockholders at our 2024 annual stockholders meeting and consistent with the Board of Directors’ recommendation, we are submitting this proposal for a non-binding advisory vote on an annual basis.
As described in detail in the “Compensation Discussion and Analysis” section in this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our executive officers are rewarded for the achievement of specific short-term, long-term and strategic goals, as well as increasing stockholder value. The Board of Directors believes our executive compensation program achieves the important goal of attracting and retaining talented professionals, while at the same time tying a substantial portion of the potential compensation for such executive officers to the achievement of Company goals. In addition, the Board of Directors believes that through the use of a blend of different elements of compensation, such as a performance bonus and performance-based and service-based equity awards, our executive compensation program balances incentives for both short-term and long-term Company performance. Overall, the Board of Directors believes our executive compensation program is fair to both the Company and our executive officers, appropriate for our industry and competitive with what our executive officers could receive elsewhere. Please read the “Compensation Discussion and Analysis” section in this Proxy Statement for additional details about our executive compensation program, including “Key Elements of Our 2025 Executive Compensation Program.”
The Board of Directors is asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our NEOs as described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables and accompanying narrative disclosure.”
The say-on-pay vote is advisory and, therefore, not binding on Five9, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

VOTE
The Board of Directors Recommends a Vote “FOR” the Advisory Approval of the Compensation of Our Named Executive Officers as disclosed in this Proxy Statement.

Five9, Inc.	35	2026 Proxy Statement

Proposal No. 5
Ratification Of Appointment Of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG LLP has audited our financial statements since their appointment in 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws or other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm’s Fees
The following table summarizes the aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for professional services provided for fiscal years 2025 and 2024:

	2025	2024
	(In thousands)

Audit fees(1)	$2,709	$3,447
Tax fees(2)	280	69
All other fees	—	—
Total fees	$2,989	$3,516

1.Represents fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements, international statutory audits, and work performed in connection with registration statements.
2.Represents fees for tax compliance and consulting services performed.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by KPMG LLP, our independent registered public accounting firm, and related fees. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and related fees up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of KPMG LLP or on an individual case-by-case basis before KPMG LLP is engaged to provide a service. Additionally, the Audit Committee Chair is authorized to pre-approve audit and non-audit services and the fees therefor if (i) they are individually less than or equal to $50,000, (ii) the Audit Committee Chair reports such approvals to the Audit Committee at its next regular meeting thereafter and (iii) KPMG LLP confirms that such services will not impact KPMG LLP’s independence.

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Proposal No. 5	Table of Contents
All audit, audit-related and tax services were pre-approved by the Audit Committee or Audit Committee Chair (as set forth above). The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.

VOTE
The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP As Five9’s Independent Registered Public Accounting Firm for Its Fiscal Year Ending December 31, 2026.
Audit Committee Report
The Audit Committee of the Board of Directors currently consists of the four non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ and Exchange Act definitions of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Ms. Walker is an audit committee financial expert as described in applicable rules and regulations of the SEC.
The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting and expressing an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with U.S. GAAP.
The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “10-K”).
The Audit Committee has also reviewed and discussed with KPMG LLP the audited consolidated financial statements in the 10-K and the audit results. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. The Audit Committee also received from and discussed with KPMG LLP the written disclosures, as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” and discussed KPMG LLP’s independence with them. Upon completing these activities, the Audit Committee concluded that KPMG LLP is independent from the Company and its management.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 10-K and filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:
Maria Walker (Chair)
Susan Barsamian
Michael Burdiek
Jonathan Mariner

Five9, Inc.	37	2026 Proxy Statement

Executive Officers
The following table sets forth the names, ages and positions of our executive officers who are not also directors of Five9 as of April 7, 2026, the date of this Proxy Statement.

Name	Age	Positions

Bryan Lee	47	Chief Financial Officer, Treasurer and Principal Financial Officer
Andy Dignan	48	President
Panos Kozanian	46	Executive Vice President of Product Engineering
Tiffany Meriweather	42	Chief Administrative and Legal Officer and Corporate Secretary
Matthew Tuckness	35	Chief Revenue Officer
Bryan Lee, age 47, was appointed as our Chief Financial Officer in July 2025. Prior to that time, Mr. Lee served as our Interim Chief Financial Officer from April 2025 to July 2025, as our Executive Vice President, Finance from December 2024 to April 2025 and our Treasurer since April 2024. Prior to that, Mr. Lee served as our Senior Vice President, FP&A from September 2019 to December 2024, Vice President, FP&A from April 2015 to September 2019 and Senior Director, FP&A from August 2014 to April 2015. Previously, Mr. Lee was a Vice President of J.P. Morgan's Technology investment banking group, where he provided strategic advice on mergers and acquisitions, initial public offerings, and other financial transactions for technology clients. Mr. Lee holds a B.A. in Architecture from U.C. Berkeley and an M.B.A. from U.C. Berkeley's Haas School of Business.
Andy Dignan, age 48, has served as our President since March 2025, and prior to that served as our Chief Operating Officer since November 2023. Prior to that, Mr. Dignan served as our Chief Customer Officer from December 2022, and prior to that served in various executive positions with the Company since his initial hire as Senior Vice President, Professional Services in September 2018. Prior to Five9, Mr. Dignan served as the Global Head of Collaboration & Contact Center GTM at Cisco Systems, Inc., a networking, cloud, and cybersecurity solutions company (“Cisco”) from November 2014 to September 2018.
Panos Kozanian, age 46, has served as our Executive Vice President of Product Engineering since July 2022. Prior to that, Mr. Kozanian served as our Executive Vice President of Cloud Operations from February 2021. Prior to Five9, Mr. Kozanian spent 14 years at Cisco where he led the Webex platform team composed of Development and Operations, Sight Reliability Engineering, Data Center Operations, System Operations and Cloud Engineers with responsibility for the productivity, reliability, and operating budget of over 3,000 developers. Mr. Kozanian holds a B.S. degree in Computer Engineering from Santa Clara University.
Tiffany Meriweather, age 42, has served as our Chief Administrative and Legal Officer and Corporate Secretary since July 2025. Prior to that, Ms. Meriweather served as Chief Legal Officer and Corporate Secretary from March 2025 to July 2025 and interim Chief Legal Officer and Corporate Secretary from September 2024 to March 2025. Prior to joining Five9, she served as SVP, General Counsel and Corporate Secretary of Guitar Center, Inc. from May 2024 to September 2024. Prior to Guitar Center Inc., she served as the Chief Legal Officer and Corporate Secretary of Enjoy Technology, Inc., a mobile retail and technology company from April 2021 to May 2024, as well as interim Principal Executive Officer and Consultant from September 2022 to Mary 2024. Ms. Meriweather has also served as Senior Vice President, Legal and Assistant Secretary at Clear Channel Outdoor (NYSE: CCO), and as Vice President, Counsel, Corporate and Securities at CBS Corporation (NASDAQ: PARA). Prior to CBS, she served as a corporate attorney at Skadden, Arps, Slate, Meagher & Flom LLP from October 2008 to September 2017. Ms. Meriweather received a Bachelor of Arts degree with a double major in Psychology and Political Science from Emory University, and a Juris Doctor from Columbia Law School.

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Executive Officers	Table of Contents
Matthew Tuckness, age 35, has served as our Chief Revenue Officer since July 2025. Prior to that, Mr. Tuckness served as Executive Vice President of Sales and Success from July 2024 to July 2025. Prior to that, Mr. Tuckness served in a variety of sales positions at Five9 from June 2013 to September 2022 and again from June 2023 to July 2024. Mr. Tuckness received a B.A in Economics from Occidental College.

Five9, Inc.	39	2026 Proxy Statement

Security Ownership Of Certain Beneficial Owners And Management
The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of March 24, 2026 by:
•each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•our named executive officers;
•each of our directors; and
•all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 24, 2026 and RSUs that vest within 60 days of March 24, 2026 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage beneficially owned is based on 76,563,988 shares of Common Stock outstanding on March 24, 2026 plus shares of Common Stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

	Beneficial Ownership
Name of Beneficial Owner	Common Stock (#)		Options Exercisable Within 60 Days (#)	RSUs Vesting Within 60 Days (#)	Total Number of Shares Beneficially Owned (#)		Percent (%)

5% Stockholders:
Voss Capital, LP.	6,827,790		—	—	6,827,790	(1)	8.9
BlackRock, Inc.	5,955,432		—	—	5,955,432	(2)	7.8
Named Executive Officers and Directors:
Michael Burkland	361,329	(3)	181,020	—	542,349		*
Bryan Lee	51,979	(4)	13,189	—	65,168		*
Barry Zwarenstein	141,570	(5)	—	—	141,570		*
Andy Dignan	63,004	(6)	13,155	—	76,159		*
Tiffany Meriweather	38,314	(7)	—	—	38,314		*
Panos Kozanian	5,275	(8)	20,300	—	25,575		*
Susan Barsamian	12,095	(9)	—	7,840	19,935		*
Michael Burdiek	23,020	(10)	—	7,840	30,860		*
Sagar Gupta	5,099	(11)	—	—	5,099		*
Julie Iskow	9,305	(12)	—	7,840	17,145		*
Jonathan Mariner	8,038	(13)	—	7,840	15,878		*
Amit Mathradas	—		—	—	—		*
Sudhakar Ramakrishna	106	(14)	—	—	106		*
Maria Walker	6,355	(15)	—	2,542	8,897		*
Robert Zollars	70,315	(16)	—	7,840	78,155		*
All current directors and executive officers as a group (15 persons)	683,147		227,664	41,742	952,553		1.2

Five9, Inc.	40	2026 Proxy Statement

Security Ownership Of Certain Beneficial Owners And Management	Table of Contents
Note: Unless otherwise indicated, the principal address of each of the stockholders above is c/o Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583.
*Represents beneficial ownership of less than one percent (1%).
1.Represents shares beneficially owned by Voss Capital, LP, or Voss based on Amendment No. 1 to Schedule 13G filed by Voss on February 13, 2026. According to the filing, Voss has sole voting and dispositive power with respect to 5,147,790 shares, and shared voting and dispositive power with respect to 1,140,000 shares. The address of Voss is 3773 Richmond, Suite 850, Houston, TX 77046.
2.Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on Amendment No. 9 to Schedule 13D filed by BlackRock on July 17, 2025. According to the filing, BlackRock has sole voting power with respect to 5,825,862 shares and sole dispositive power with respect to 5,955,432 shares. The address of BlackRock is 50 Hudson Yards New York, NY 10001.
3.Consists of 228,303 shares directly owned by Michael Burkland and 133,026 shares held by a trust.
4.Consists of 51,979 shares directly owned by Bryan Lee.
5.Consists of 56,810 shares directly owned by Barry Zwarenstein and 84,760 shares held by a trust.
6.Consists of 63,004 shares directly owned by Andy Dignan.
7.Consists of 38,314 shares directly owned by Tiffany Meriweather.
8.Consists of 5,275 shares directly owned by Panos Kozanian.
9.Consists of 12,095 shares directly owned by Susan Barsamian.
10.Consists of 23,020 shares directly owned by Michael Burdiek.
11.Consists of 5,099 shares directly owned by Anson Funds. Mr. Gupta is a representative of Anson Funds and disclaims ownership of the shares.
12.Consists of 9,305 shares directly owned by Julie Iskow.
13.Consists of 8,038 shares directly owned by Jonathan Mariner.
14.Consists of 106 shares directly owned by Sudhakar Ramakrishna.
15.Consists of 6,355 shares directly owned by Maria Walker.
16.Consists of 68,531 shares directly owned by Robert Zollars and 1,784 shares held by a family limited partnership.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the issued and outstanding shares of the Company’s Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, all filings for the fiscal year ended December 31, 2025 were made on a timely basis, with the exception of a November 25, 2025 open market purchase by Mr. Ramakrishna which was subsequently reported on a Form 5.

Five9, Inc.	41	2026 Proxy Statement

Executive Compensation
Compensation Committee Report
The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement as set forth below. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by the Compensation Committee of the Board of Directors:
Michael Burdiek (Chair)
Susan Barsamian
Julie Iskow
Robert Zollars
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our 2025 compensation program for the following named executive officers (our “NEOs”) whose compensation is also set forth in the 2025 Summary Compensation Table and other compensation tables in this Proxy Statement:
•Michael Burkland – our Chief Executive Officer (our "CEO") through 2025;
•Bryan Lee - our Chief Financial Officer and Treasurer;
•Barry Zwarenstein – our former Chief Financial Officer;
•Andy Dignan - our President and former Chief Operating Officer;
•Tiffany Meriweather - our Chief Administrative and Legal Officer and Corporate Secretary; and
•Panos Kozanian - our Executive Vice President, Product Engineering.
2025 Executive Officer Transitions
•On July 31, 2025, Mr. Burkland informed us of his decision to retire from his position as our CEO. Mr. Burkland remained employed as our CEO from that date until February 2, 2026, the date on which his successor, Mr. Mathradas, was appointed as our current CEO. As Mr. Mathradas did not serve as CEO during the year ended December 31, 2025, his compensation is generally not included in our compensation discussion and analysis (other than as described in the "2025 Executive Compensation Actions" and "2026 Executive Compensation Actions" sections below).
•Mr. Zwarenstein retired from his position as Chief Financial Officer of the Company effective March 31, 2025. Upon Mr. Zwarenstein's retirement, Mr. Lee was appointed as our Interim Chief Financial Officer effective April 1, 2025. Mr. Lee was appointed as our Chief Financial Officer effective July 31, 2025.
•Mr. Dignan was appointed as our President effective March 10, 2025.
•Ms. Meriweather was appointed as our Chief Legal Officer and Corporate Secretary effective March 26, 2025 and was appointed as our Chief Administrative and Legal Officer and Corporate Secretary effective July 28, 2025.

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Executive Compensation	Table of Contents
Executive Summary
2025 Business Highlights
We achieved the following key financial results in 2025:
•total revenue for 2025 increased 10% to a record $1,149.1 million (versus a target of $1,160.1 million under our 2025 bonus program), compared to $1,041.9 million in 2024.
•net income increased to $39.4 million, or $0.45 per diluted share in 2025, compared to net loss of $(12.8) million, or $(0.17) per basic and diluted share in 2024.
•operating cash flow for 2025 was $226.2 million, compared to operating cash flow of $143.2 million in 2024.
•levered free cash flow ("LFCF") for 2025 was $162.1 million in 2025 (versus a target of $129.7 million under our 2025 bonus program), compared to $78.6 million in 2024.
2025 Executive Compensation Actions
Consistent with our performance and compensation objectives, we approved the following actions related to 2025 compensation for our NEOs:
•Base Salary
◦We did not increase the base salary for Mr. Burkland, Mr. Zwarenstein or Mr. Kozanian for 2025. We increased Mr. Dignan’s base salary in connection with his promotion to the role of President effective March 10, 2025, Mr. Lee's base salary in connection with his promotion to the role of Interim Chief Financial Officer effective April 1, 2025, and Ms. Meriweather's base salary in connection with her promotion to the role of Chief Administrative and Legal Officer and Corporate Secretary effective July 28, 2025. We did not increase Mr. Lee's base salary in connection with his promotion to the role of Chief Financial Officer effective July 31, 2025.
•Short-Term Cash Incentive Awards
◦For 2025, payouts were based on an annual performance period. The 2025 short-term cash incentive awards did not include the transitional mid-year draw feature that was included in 2024. Additionally, we transitioned to LFCF as a performance measure in our annual bonus plan, reflecting a strategic shift toward emphasizing cash efficiency and financial sustainability. This change aligns with our commitment to driving disciplined capital allocation and ensuring strong cash flow generation to support long-term growth and creation of stockholder value. As part of this shift, the mix of performance measures was adjusted to 70% revenue and 30% LFCF, balancing top-line growth with a focus on cash flow management. This updated structure incentivizes our leaders to deliver profitable growth while maintaining operational efficiency and financial flexibility.
•Equity Awards
◦We continued the performance-based focus of our equity award program by maintaining the award split for our then-current NEOs (other than our CEO and Mr. Zwarenstein) of approximately 66-2/3% of the value to RSU awards and 33-1/3% of the value to performance-based restricted stock unit ("PRSU") awards. The allocation for our CEO remained at approximately 50% of the value to RSU awards and approximately 50% of the value to PRSU awards.
▪We kept the length of the measurement periods for our PRSU awards consistent with 2024. For 2025, the PRSUs are subject to the following three overlapping measurement periods:
•Performance during 2025 (one year period)
•Performance from 2025 through 2026 (two-year period)
•Performance from 2025 through 2027 (three-year period).
▪We kept the metric of the PRSU awards consistent with 2024, with 100% of the award based on Relative Total Shareholder Return ("RTSR") versus the companies of the S&P Software and Services Select Index.

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•Other
◦In addition, our Severance Plan (as defined below) was set to expire by its terms on April 4, 2025. After consultation with Compensia to confirm that the potential payments and benefits under the Severance Plan were still competitive and its terms are consistent with best practices, in February 2025, the Compensation Committee approved an extension of our Severance Plan for an additional two-year period (i.e., through April 4, 2027) on its existing terms.
•Determination of Incoming CEO Compensation
◦In establishing the compensation package for Mr. Mathradas, the Compensation Committee conducted a rigorous review based on an analysis of competitive market data conducted by Compensia. This analysis evaluated both annual and new-hire CEO compensation practices within our 2026 compensation peer group, supplemented by broader market data for newly appointed CEOs at technology companies of similar scale.
◦Following the determination to extend an offer, the Compensation Committee engaged in arm’s-length negotiations with Mr. Mathradas. The Committee’s primary objective was to structure a highly competitive, market-aligned compensation package that firmly adheres to our pay-for-performance philosophy. Consequently, the resulting agreement ensures that the vast majority of Mr. Mathradas’s target total direct compensation is "at-risk" and heavily weighted toward equity, directly tying his realized pay to the creation of long-term stockholder value. Additionally, to facilitate a seamless executive onboarding process, the Committee structured targeted, temporary benefits to support Mr. Mathradas during his initial geographic transition and eventual potential relocation. As part of his offer letter dated December 15, 2025 and as previously disclosed, Mr. Mathradas was provided with the following compensation following his appointment as our Chief Executive Officer, effective February 2, 2026:
▪Base Salary: An initial annual base salary of $600,000.
▪Target Bonus: A target annual bonus opportunity equal to 100% of his base salary, subject to the same plan design and corporate performance metrics as the other Named Executive Officers (NEOs) in 2026 and with any bonus paid for 2026 prorated based on his start date.
▪Sign-on Bonus: A $550,000 sign-on bonus, payable in two installments and subject to clawback if Mr. Mathradas terminates employment within 12 months.
▪Equity Awards: New-hire equity grants in 2026, deliberately comprised of 53% PRSUs and 47% RSUs to align his ongoing service directly with long-term Company performance and stockholder returns and as described in more detail below.
▪PRSUs with a target value of $14.0 million: Between 0% and 200% of the target number of PRSUs may be earned based on the Company's RTSR performance compared to companies in the S&P Software & Services Select Index during two overlapping measurement periods. 60% of the target award is tied to a two-year measurement period (2026-2027), and 40% is tied to a three-year measurement period (2026-2028).
▪Absolute TSR Cap: Crucially, if the Company's actual total shareholder return is negative for either measurement period, the payout for that period is capped at 100% of target, regardless of the RTSR outperformance.
▪RSUs with a target value of $12.5 million: The RSUs vest over a three-year period, subject to a one-year cliff where one-third of the shares vest on the one-year anniversary, with the remaining shares vesting in equal quarterly installments over the subsequent two years.

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•Transition & Relocation: Corporate housing and use of a Company-owned or leased vehicle for 18 months and reimbursement of travel expenses incurred during such 18-month period. In addition, if Mr. Mathradas is required to relocate, the Company will provide market-competitive relocation benefits, determined at the time of such relocation.
2025 Executive Compensation Policies and Practices
We believe we design and implement our executive compensation policies and practices in accordance with sound governance standards. The Compensation Committee meets regularly throughout the year to review our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the markets in which we compete for executive talent. The following policies and practices continued in effect during 2025:
•Independent Compensation Committee The Compensation Committee is comprised solely of independent directors.
•Independent Compensation Committee Advisor The Compensation Committee engaged its own compensation consultant to assist with its 2025 compensation reviews and determinations. This consultant performed no other consulting or other services for us in 2025.
•Annual Executive Compensation Review The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on us.
•Executive Compensation Policies and Practices Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:
◦Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders.
◦Limited Perquisites. We provided only limited perquisites and other personal benefits to our executive officers, including standard relocation benefits.
◦No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.
◦No Change-In-Control Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
◦“Double-Trigger” Change in Control Arrangements. All change in control payments and benefits for our NEOs are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).
◦Minimum Share Ownership. Our executive officers, including our NEOs, and the non-employee members of the Board of Directors, are subject to stock ownership guidelines as described below.
◦Hedging and Pledging Prohibited. We prohibit our employees, including our NEOs, and the non-employee members of the Board of Directors from engaging in transactions that are of a speculative nature, including entering into any short sales, put option contracts, straddles or similar arrangements based on our securities. We also prohibit our employees, including our NEOs, and the non-employee members of the Board of Directors from pledging our securities or holding our securities in a margin account.
◦Clawback Policy. We maintain a compensation recoupment (“clawback”) policy intended to comply with Exchange Act Rule 10D-1 and applicable NASDAQ listing standards.

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2025 Stockholder Advisory Vote to Approve Named Executive Officer Compensation
The Compensation Committee reviewed the results of the 2025 stockholder advisory vote on our NEO compensation (the "Say-on-Pay" proposal) and incorporated the results of this review as one of the many factors considered in connection with the discharge of its responsibilities. Approximately 83% of the votes cast on the Say-on-Pay proposal at the 2025 annual meeting were voted in favor of the proposal. In light of this level of support and improvement from the prior year's proposal, the Compensation Committee continued implementing the program design features introduced in 2024, while continuing to take stockholder views from previous stockholder discussions into account when designing both the 2025 and 2026 executive compensation programs.
Stockholder Engagement
In 2025, we continued stockholder engagement efforts, but did not engage in solicitation of investor feedback, due to additional improvements in support for our Say-on-Pay proposal, which increased by approximately 11 percentage points to 83% in 2025, following a significant 15 percentage point increase in 2024. From December 2025 to March 2026, we reached out to engage holders of approximately 57% of our common stock in direct discussion, primarily focused on our recent CEO transition and other strategic and financial considerations.
We remain committed to ongoing dialogue with our stockholders and will continue to seek additional stockholder feedback to further refine our compensation practices and maintain strong alignment with stockholder expectations. Looking ahead, our primary focus for 2026 and future years is to ensure that our executive compensation program continues to reflect industry best practices, remains competitive within our compensation peer group and the broader software sector, and aligned with stockholder input. The Compensation Committee remains committed to regularly reviewing our program structure and engaging with our stockholders to enhance transparency and strengthen alignment with long-term stockholder value creation.

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2026 Executive Compensation Actions
Consistent with our desire to continue the performance-based focus for our executive compensation program, the Compensation Committee took the following substantive actions with respect to our 2026 NEO compensation program during its February 2026 meetings:
•Base Salary
◦We did not increase the base salary for our then-current NEOs in February 2026.
•Short-Term Cash Incentive Awards
◦For 2026, payouts will continue to be based on an annual performance period, with the same mix of performance measures as 2025, 70% revenue and 30% LFCF, balancing top-line growth with a focus on cash flow management. We continue to believe this structure incentivizes our leaders to deliver profitable growth while maintaining operational efficiency and financial flexibility.
•Equity Awards
◦Annual Awards for NEOs: For 2026, we continued the performance-based focus of our equity award program by maintaining the award split for our then-current NEOs (other than our CEO) of approximately 66-2/3% of the value to RSU awards and 33-1/3% of the value to PRSU awards. Neither Messrs. Burkland nor Mathradas received an annual grant in conjunction with our 2026 annual grants, although, as previously noted, Mr. Mathradas received new-hire equity awards with approximately 53% of their value in PRSUs and 47% of their value in RSUs in February 2026 pursuant to the terms of his offer letter, as described in the “2025 Executive Compensation Actions” section above.
◦In our ongoing commitment to a robust pay-for-performance philosophy, the Compensation Committee updated the design of our PRSU program, extending the program to all of our current executive officers, including our current NEOs (other than Mr. Mathradas, whose PRSU grant was approved before these changes were implemented). These enhancements are designed to strengthen the alignment between executive execution, macroeconomic dynamics, and long-term stockholder value creation. For the recent PRSU grants to our NEOs (other than Mr. Mathradas) the Committee implemented two primary design enhancements:
▪Strategic Realignment of Performance Metrics (70% Operational / 30% Market):
•Performance is now measured by two highly strategic metrics: Subscription Revenue Growth Rate ("CAGR"), weighted at 70%, and RTSR performance compared to companies in the S&P Software and Services Select Index, weighted at 30%. This recalibration directly aligns our executive compensation design with the prevailing practices of our 2026 compensation peer group by employing a deliberate balance of operational execution and market-aligned metrics to drive long-term stockholder value.
◦Driving Top-Line Execution (70%): The Committee deliberately selected CAGR as our primary and most heavily weighted metric to provide our leadership team with a highly visible operational hurdle that is directly within their control. In a broader market environment characterized by ongoing SaaS multiple compression and sector-wide volatility, this structure ensures management remains relentlessly focused on aggressively capturing organic market share and driving sustained top-line expansion.
◦Ensuring Stockholder Alignment & Market Outperformance (30%): To balance this operational focus and respond directly to stockholder feedback, the Committee maintained RTSR as a meaningful 30% component. This ensures that while our leadership team is incentivized to execute operational targets independent of broader market fluctuations, overall compensation outcomes remain fundamentally tethered to the stockholder experience. Consistent with the balanced structures favored by our

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2026 peers, outperformance is only fully realized if our internal operational success translates into superior, relative market-leading returns, ensuring executives are only optimally rewarded when they deliver value to our stockholders.
•Lengthening of Measurement Periods (Elimination of One-Year Measurement Period)
◦To further ensure that our PRSU program exclusively rewards sustained, long-term performance, the Committee eliminated the one-year measurement period utilized in prior years. The number of performance measurement periods has been reduced from three to two overlapping, multi-year periods:
▪Two-Year Period (2026–2027): Caps vesting at up to 60% of the maximum award.
▪Three-Year Period (2026–2028): Caps vesting at up to 40% of the maximum award.
◦This adjustment directly addresses stockholder preferences by removing short-term tranches from our long-term incentive architecture. By utilizing overlapping two- and three-year measurement periods, we lock management's focus on enduring value creation and mitigate the risk of executives being rewarded for transient, short-term stock price spikes.
▪Summary of PRSU Design Enhancements

Plan Feature	New PRSU Design	Strategic Objective & Compensation Rationale

Performance Metrics & Weighting	70% Subscription Revenue CAGR 30% RTSR (vs. S&P Software and Services Select Index)
Focus & Insulation: Provides management with a controllable, operational North Star (Subscription Revenue) to drive intrinsic valuation.
Stockholder Alignment: Maintains a rigorous market hurdle (RTSR) to ensure operational wins translate to superior market returns before max payouts are achieve.

Measurement Periods	Eliminated 1-Year Period Now utilizes two overlapping long-term periods: •2026 - 2027 (2-Year): 60% of max •2026 - 2028 (3-Year): 40% of max	Long-Term Accountability: Directly responds to stockholder feedback by removing short-term milestones from the LTI program. The overlapping structure requires sustained, multi-year execution and prevents windfalls from short-term market volatility.

▪To ensure our executive compensation programs remain highly competitive while rigorously protecting stockholder interests, the Committee also transitioned from four-year to three-year vesting schedules for RSUs. This strategic acceleration aligns our equity architecture with progressive trends observed among our 2026 compensation peer group, all of whom predominantly use three-year durations. Crucially, compressing the vesting timeline increases the annualized realized value of executive grants without increasing the absolute number of shares awarded. As demonstrated by peer precedents, this mathematical trade-off directly benefits stockholders by preserving the broader equity pool and mitigating overall dilution. Furthermore, in a demanding macroeconomic environment, we believe this change in vesting velocity functions as a highly effective talent acquisition and retention tool. By adopting this prevailing market standard, most notably within the compensation structure for our incoming CEO, we believe our total rewards package balances competitiveness and talent retention without over-leveraging our available share reserves.

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Design and Approval of Our 2025 Compensation Program
We have structured our executive compensation program to have the flexibility to meet the demands of the dynamic nature of our business and the competitive market for executive talent in our industry and region. Therefore, our pay mix and annual incentive compensation programs for 2025 reflected the Compensation Committee’s ability to react quickly to hire, retain and motivate our executive officers. To accomplish these objectives, for 2025, the Compensation Committee structured our executive compensation program to include the following principal compensation elements:
•base salaries at levels that we believe allow us to attract and retain key executive officers;
•annual cash incentive compensation opportunities tied to (i) the achievement of pre-established annual performance goals related to important financial objectives set forth in our annual operating plan and (ii) for Mr. Kozanian, the achievement of individual pre-established strategic engineering objectives that aligned with our key strategic goals established by the Board of Directors;
•long-term incentive compensation using a mix of PRSU and RSU awards, to align the interests of our executive officers with those of our stockholders, including by linking earned PRSU amounts to our stockholder return relative to companies in the S&P Software and Services Select Index and extending PRSU awards to all executive officers, and to promote our performance and retention objectives; and
•limited post-employment compensation arrangements payable on certain involuntary terminations of employment.
Generally, the Compensation Committee seeks to allocate a significant portion of our NEOs’ target total direct compensation opportunity to elements that are performance-based and, therefore, “at risk” cash incentives and PRSU awards. However, the Compensation Committee does not maintain formal policies for allocating between short-term and long-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of our financial position (including cash needs), the impact on stockholder dilution, hiring and retention concerns, and consideration of the compensation level and mix paid by our compensation peer group.
While compensation levels and weighting of performance goals may differ among our NEOs based on the role, responsibilities and performance of each individual, there are no material differences in the compensation philosophy, policies or practices among our NEOs, other than Mr. Kozanian's individual pre-established strategic engineering objectives (as described in more detail below).
Role of Compensation Committee
The Compensation Committee is the primary architect of our executive compensation program. The Compensation Committee conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy, reflective of our compensation philosophy and designed to incentivize our executive officers to accomplish key corporate objectives. The Compensation Committee also reviews market trends and changes in compensation practices. Based on its review and assessment, the Compensation Committee approves annual changes in our executive compensation program.
For 2025, the Compensation Committee reviewed and approved the compensation for each of our NEOs. The Compensation Committee also administered our equity compensation plans and evaluated the effectiveness of our overall executive compensation program.
The Compensation Committee’s authority, duties and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The current charter, which was most recently re-adopted in February 2026, is available for review at http://investors.five9.com/governance.
Role of Executive Officers
In formulating its compensation decisions, the Compensation Committee meets with our CEO to obtain his feedback and recommendations with respect to the structure of our executive compensation program, as well as his assessment of the performance

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of each of the other executive officers and his recommendations on the compensation for each other executive officer. In addition, our CEO and our human resources team develop recommendations for performance metrics and target award opportunities under our annual cash and long-term incentive compensation programs based on our annual operating plan, as well as provide information annually regarding individual and Company performance.
The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our executive officers, including our other NEOs. Mr. Burkland recused himself from discussions, recommendations and decisions regarding his own compensation during his service as CEO, and Mr. Mathradas also recuses himself from such discussions.
Role of Compensation Consultant
The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, accounting and other advisors. During 2025, the Compensation Committee continued to directly engage Compensia as its advisor for executive officer and non-employee director compensation and broad-based equity compensation matters. More specifically, Compensia:
•reviewed and recommended updates to our compensation peer group;
•reviewed and provided a competitive market analysis on executive officer and non-employee director cash and equity compensation for our 2025 compensation determinations;
•reviewed and provided competitive market analyses on the President, Chief Legal Officer, Chief Administrative and Legal Officer, Chief Financial Officer and Chief Revenue Officer positions;
•reviewed and provided information associated with the transition of the CEO position;
•reviewed and provided recommendations on an equity strategy and the development of equity grant guidelines;
•reviewed and provided information on our equity "burn rate" and equity usage considerations;
•summarized and provided observations on stockholder feedback on the 2025 annual stockholders' meeting and proxy advisory firm analyses of our executive compensation program; and
•reviewed and provided comments on the Compensation Discussion & Analysis section of our Proxy Statement for 2025.
In 2025, the Compensation Committee considered the independence of Compensia in light of the listing standards of NASDAQ on compensation committee independence and the applicable SEC rules. Based on these standards and rules, the Compensation Committee concluded that no conflict of interest was raised with respect to the work of Compensia.
Competitive Positioning: July 2024 Compensation Peer Group Evaluation
In July 2024, with the assistance of Compensia, the Compensation Committee reviewed and updated our compensation peer group to reflect changes in our market capitalization, recognize our evolving business focus, and account for acquisitions of former peer companies. The compensation peer group described below was utilized when determining the compensation of all our executive officers for 2025, including the compensation of Mr. Lee upon his appointment as our Interim Chief Financial Officer effective April 1, 2025 and his appointment as our Chief Financial Officer effective July 31, 2025, Mr. Dignan upon his promotion to the role of President effective March 10, 2025, and Ms. Meriweather upon her appointment as our Chief Legal Officer and Corporate Secretary effective March 26, 2025 and upon her promotion to the role of Chief Administrative and Legal Officer and Corporate Secretary effective July 28, 2025. The companies in this updated compensation peer group were selected on the basis of their similarity to us, based on the following criteria:
•similar revenue size - ~0.5x to ~2.0x our last four quarters' revenue of approximately $939 million as of the first quarter of 2024 (approximately $470 million to approximately $1.9 billion);

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•similar market capitalization - ~0.33x to ~3.0x our market capitalization of approximately $3.7 billion as of June 12, 2024 (approximately $1.2 billion to approximately $11.2 billion);
•Industry - SaaS companies;
•executive positions similar in breadth, complexity and/or scope of responsibility; and
•competitors for executive talent.
As part of this review, the Compensation Committee made several adjustments to Five9’s compensation peer group:
•Five companies were removed, two were removed because they were subsequently acquired (Alteryx, New Relic) and three were removed because they exceeded our updated market capitalization range described above (Cloudflare, Samsara, Zscaler).
•Four companies were added (Asana, Box, EverCommerce, nCino) as they align well with our selection criteria and represent relevant SaaS peers for executive talent comparisons.
As a result, the Compensation Committee approved an updated compensation peer group consisting of the following companies:

AppFolio	EverCommerce	Qualys
Asana	Freshworks	Rapid7
Bill Holdings	Guidewire Software	RingCentral
Blackline	nCino	Smartsheet
Box	Paylocity	Sprinklr
Dynatrace	Procure Technologies
Elastic N.V.	Q2 Holdings
As of the July 2024 evaluation, Five9 was positioned as follows:
•Revenue: Five9’s $939 million last four quarter revenue places it at the 55th percentile within the peer group (range: ~$491 million to ~$2.25 billion, median: ~$800 million).
•Market Capitalization: Five9’s $3.7 billion market capitalization ranks at the 40th percentile (range: ~$1.8 billion to ~$13.9 billion, median: ~$4.1 billion).
•Revenue Growth: Five9’s 15% revenue growth is at the 47th percentile, closely aligning with the peer group median (range: ~5% to ~34%).
•Employee Size: Five9’s 2,684 employees placed it at the 52nd percentile, reflecting an efficient workforce relative to peers (range: ~1,504 to ~6,100 employees, median: ~2,530).
Competitive Positioning: July 2025 Compensation Peer Group Evaluation
In July 2025, with the assistance of Compensia, the Compensation Committee reviewed and updated our compensation peer group to reflect changes in our market capitalization, recognize our evolving business focus, and account for acquisitions of former peer companies. The compensation peer group described below was utilized when determining the compensation of Mr. Mathradas upon his appointment as CEO effective February 2, 2026 (as described above in the "2025 Executive Compensation Actions" section). The companies in this updated compensation peer group were selected on the basis of their similarity to us, based on the following criteria:
•similar revenue size - ~0.5x to ~2.0x our last four quarters' revenue of approximately $1.08 billion as of the first quarter of 2025 (approximately $537 million to approximately $2.15 billion);

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•similar market capitalization - ~0.33x to ~3.0x our market capitalization of approximately $2.1 billion as of July 15, 2025 (approximately $690 million to approximately $6.3 billion);
•Industry - SaaS companies;
•executive positions similar in breadth, complexity and/or scope of responsibility; and
•competitors for executive talent.
As part of this review, the Compensation Committee made several adjustments to Five9’s compensation peer group:
•Seven companies were removed, one was removed because they were subsequently acquired (Smartsheet) and six were removed because they exceeded our updated market capitalization range described above (AppFolio, Dynatrace, Elastic N.V., Guidewire Software, Paylocity Holdings, Procore Technologies).
•Six companies were added (Blackbaud, Coursera, LiveRamp Holdings, Teradata, Upwork, Zeta Global Holdings) as they align well with our selection criteria and represent relevant SaaS peers for executive talent comparisons.
•One company (RingCentral) was outside the normal financial selection criteria. The Committee determined it would be in our best interest to retain it because it is a competitor that reflects the specific market for executive talent and maintains year-over-year benchmarking consistency, despite its divergence from our standard financial size criteria.
As a result, the Compensation Committee approved an updated compensation peer group consisting of the following companies:

Asana	EverCommerce	Rapid7
Bill Holdings	Freshworks	RingCentral
Blackbaud	LiveRamp Holdings	Sprinklr
BlackLine	nCino	Teradata
Box	Q2 Holdings	Upwork
Coursera	Qualys	Zeta Global Holdings
As of the July 2025 evaluation, Five9 was positioned as follows:
•Revenue: Five9’s $1.075 billion last four quarter revenue places it at the 71st percentile within the peer group (range: ~$557 million to ~$2.43 billion, median: ~$761 million).
•Market Capitalization: Five9’s $2.1 billion market capitalization ranks at the 23rd percentile (range: ~$1.4 to ~$5.7 billion, median: ~$3.1 billion).
•Revenue Growth: Five9’s 14% revenue growth is at the 88th percentile (range: -7% to 40%, median: 8%).
•Employee Size: Five9’s 3,073 employees place it at the 78th percentile (range: 600 to 5,700 employees, median: 2,296).
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) for the peer group companies. We also considered survey data from the Radford McLagan Compensation Database, including a custom cut of our peer group companies and a broader cut of financially comparable software companies. The competitive market analysis prepared from this data was then used as a reference point for the Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation elements and amounts, as previously discussed.
Going forward, the Compensation Committee intends to review and update the compensation peer group at least annually and make adjustments to its composition when appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.

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Key Elements of Our 2025 Executive Compensation Program
Base Salary
We pay a base salary to each of our executive officers, including our NEOs, to provide a base level of fixed income for their services, and the Compensation Committee establishes base salaries for our NEOs that are competitive with those received by individuals in similar positions at the companies in our compensation peer group. At the start of 2025, the Compensation Committee evaluated our performance in 2024 and the performance of our NEOs. The Company did not increase the base salary for Messrs. Burkland, Zwarenstein or Kozanian for 2025. The Company did increase the base salary for Messrs. Lee and Dignan, in connection with their promotions to Interim Chief Financial Officer and President, respectively, and for Ms. Meriweather, in connection with her promotion to Chief Administrative and Legal Officer and Corporate Secretary. The Company did not increase Mr. Lee's base salary in connection with his promotion to the role of Chief Financial Officer.
The annual base salary rates of our NEOs as of December 31, 2025 were as follows:

NEO	2025 Base Salary

Michael Burkland	585,000
Bryan Lee(1)	456,000
Barry Zwarenstein(2)	—
Andy Dignan(3)	465,000
Tiffany Meriweather(4)	440,000
Panos Kozanian	450,000
1.Mr. Lee's base salary was effective from April 1, 2025, the date of his promotion to the role of Interim Chief Financial Officer. Mr. Lee was subsequently appointed as our Chief Financial Officer on July 31, 2025 with no change in base salary.
2.Mr. Zwarenstein's annual base salary rate of $440,000 was paid through March 31, 2025, the effective date of his retirement as our Chief Financial Officer.
3.Mr. Dignan's base salary increased from $446,000 to $465,000 in connection with his promotion to the role of President effective March 10, 2025.
4.Ms. Meriweather's base salary was effective from July 28, 2025, the date of her promotion to the role of Chief Administrative and Legal Officer and Corporate Secretary.
Short-Term Cash Incentive Compensation
We use performance-based cash incentives to motivate our executive officers, including our NEOs, to focus on specific goals established by the Board of Directors in our annual operating plan (other than Mr. Kozanian, whose annual cash bonus opportunity was also subject to pre-established strategic engineering objectives), to provide additional cash compensation opportunities beyond base salary in a manner that is consistent with competitive market practices, and to recognize and reward achievement at or above our pre-established levels of performance.
2025 Bonus Program: Target Annual Cash Bonus Opportunities
At the start of 2025, the Compensation Committee reviewed the target annual cash bonus opportunity for each then-current NEO (expressed as a percentage of annual base salary), and, after taking into account internal pay equity with our other executive officers, pay practices within our compensation peer group, and a competitive market analysis prepared by Compensia, the Compensation Committee decided not to increase the target annual cash bonus opportunities of our NEOs. During the year, target annual cash bonus opportunities increased for Messrs. Lee and Dignan, in connection with their promotions to Chief Financial Officer and President, respectively, and for Ms. Meriweather in connection with her promotion to Chief Administrative and Legal Officer and Corporate Secretary.

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The following table shows each NEO’s target annual cash bonus opportunity (expressed as a percentage of base salary and as a dollar amount) for 2025:

	Annual Target Bonus for 2025
NEO	% of Base Salary	Dollar Amount

Michael Burkland	100	585,000
Bryan Lee(1)	75	342,000
Barry Zwarenstein(2)	75	330,000
Andy Dignan(3)	85	395,250
Tiffany Meriweather(4)	65	286,000
Panos Kozanian	65	292,500
1.Mr. Lee was promoted to the role of Interim Chief Financial Officer effective April 1, 2025, and promoted to Chief Financial Officer effective July 31, 2025. Accordingly, his target annual cash bonus opportunity was prorated to reflect the changes in his base salary and target bonus percentage during 2025.
2.Mr. Zwarenstein retired as our Chief Financial Officer effective March 31, 2025. Accordingly, his target annual cash bonus opportunity for 2025 was prorated for the period from January 1, 2025 through March 31, 2025.
3.Mr. Dignan was promoted to the role of President effective March 10, 2025. Accordingly, his target annual cash bonus opportunity was prorated to reflect the changes in his base salary and target bonus percentage during 2025.
4.Ms. Meriweather, who previously served as interim Chief Legal Officer and Corporate Secretary, was appointed to the role of Chief Legal Officer and Corporate Secretary effective March 26, 2025, and promoted to the role of Chief Administrative and Legal Officer and Corporate Secretary effective July 28, 2025. Accordingly, her target annual cash bonus opportunity was prorated to reflect the changes in her base salary and target bonus percentage during 2025.
2025 Bonus Program: Bonus Performance Component Weightings
In 2025, each of our executive officers, including our NEOs, was eligible to earn cash bonuses on an annual basis under our short-term cash incentive program (the “2025 Bonus Program”). Payments under the 2025 Bonus Program were based upon Company financial performance in 2025 (and for Mr. Kozanian, individual performance) as summarized below:

Name	Financial Performance Component Weighting(1) (%)	Individual Performance Component Weighting(2) (%)

Michael Burkland	100	—
Bryan Lee	100	—
Barry Zwarenstein	100	—
Andy Dignan	100	—
Tiffany Meriweather	100	—
Panos Kozanian	25	75
1.The financial performance component was based upon our achievement of pre-established revenue and LFCF targets with the revenue performance measure weighted 70% and the LFCF performance measure weighted 30%.
2.Mr. Kozanian's individual performance was based on strategic engineering objectives consistent with the key strategic goals established by the Board of Directors.

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2025 Bonus Program: Company Financial Performance Component
In February 2025, the Compensation Committee approved revenue and LFCF as the Company performance measures for 2025 and established target performance levels based on our annual operating plan approved by the Board of Directors. The Compensation Committee chose revenue and LFCF as the performance measures for the 2025 Bonus Program because they are key performance indicators used by us in managing our business and are linked to our growth and profitability and the creation of long-term stockholder value. For purposes of the 2025 Bonus Program, LFCF, which is a non-GAAP measure, was calculated as cash flows from operating activities less cash paid from the purchases of property and equipment and capitalization of software development costs.
The 2025 financial performance component was based upon our achievement of pre-established revenue and LFCF targets with the revenue performance measure weighted 70% and the LFCF performance measure weighted 30% with payout levels determined by performance against both revenue and LFCF targets, as summarized in the tables below:

	Component Performance (%)	Component Payout (%)(2)

Revenue Performance Component(1)
Threshold	85	70
Target	100	100
Maximum	125	150
Levered Free Cash Flow (LFCF) Component		—
Threshold	80	80
Target	100	100
Maximum	150	150
1.In the event that our actual LFCF was below 80% of the LFCF target, the maximum cash payout for achieving the revenue target would have been 100% of the revenue target.
2.Performance below threshold for either performance component would result in no payout for that performance component. For performance between threshold and maximum for each performance component, the payout was calculated on a linear basis.
The following table summarizes the target performance levels for revenue and LFCF for 2025 and our actual full year results with respect to each target.

	Actual Annual Performance Period Ending December 31, 2025
	Revenue	LFCF

Target (in millions)	$1,160.1	$129.7
Actual (in millions)	$1,149.1	$162.1
Payout (% of Target)(1)	106.2%
1.Prior to determination of the final payout percentage, the results of any unbudgeted acquisitions during the period were excluded from the calculation.

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2025 Bonus Program: Individual Performance Component for Mr. Kozanian
For 2025, Mr. Kozanian, our Executive Vice President of Product Engineering, the target annual cash bonus opportunity was also subject to pre-established strategic engineering objectives established by the Board of Directors.
Payout of the individual performance component of the 2025 Bonus Program for Mr. Kozanian was based on achievement of challenging, but achievable, individual pre-established strategic engineering objectives that aligned with our key strategic goals as determined by our Board of Directors. We are not disclosing these objectives as we have determined that disclosure could result in competitive harm by revealing sensitive strategic information that could be used by competitors to the Company’s detriment. In 2025, the Compensation Committee determined that Mr. Kozanian achieved 77.5% of his individual pre-established strategic engineering performance objectives.
2025 Bonus Program: 2025 Payment Summary
The following table summarizes the total payments made to each of our NEOs for 2025 as a result of the achievement of the Company financial (and for Mr. Kozanian, individual) performance objectives as described above.

NEO	Total 2025 Payout	% of Target

Michael Burkland	621,270	106
Bryan Lee(1)(2)	304,952	106
Barry Zwarenstein(1)	86,564	106
Andy Dignan(1)	407,755	106
Tiffany Meriweather(1)	224,486	106
Panos Kozanian	247,674	85
1.The achievement percentages for Messrs. Lee, Zwarenstein, and Dignan and Ms. Meriweather were based on their prorated 2025 target annual cash bonus opportunities of $288,335, $81,370, $383,932 and $211,348, as described above.
2.Included above, as part of his total 2025 payout, Mr. Lee received $55,213 under our broad based bonus program in conjunction with his service prior to his appointment as Interim Chief Financial Officer on April 1, 2025.
Equity Awards
We provide equity compensation opportunities to our executive officers, including our NEOs, to align their financial interests with those of our stockholders and to provide compensation that is consistent with the practices of our compensation peer group so that we can attract and retain qualified talent.
The Compensation Committee believes that our long-term business objectives are best served by granting service-based RSUs combined with market-based PRSUs, which, in their view, provide an effective incentive for our NEOs to enhance stockholder value. In 2025, RSU awards, except for certain retention-based awards, generally vest over four-year vesting schedules, contingent upon the recipient’s continued service through each vesting date. Our PRSU awards generally are earned and vest over three-year vesting schedules, depending on the type of award and contingent upon the recipient's continued service through each vesting date.
In 2025, in alignment with prior stockholder feedback, we maintained the performance-based focus of our equity award program with the value to PRSU awards for our then-current NEOs (other than our CEO) being 66-2/3% of the value to RSU awards and 33-1/3% of the value to PRSU awards. The allocation for our CEO remained at approximately 50% of the value to RSU awards and approximately 50% of the value to PRSU awards.

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2025 Equity Awards
In the first quarter of 2025, the Compensation Committee granted annual "refresh" equity awards to our NEOs. The amounts and terms of such equity awards were determined after taking into account internal pay equity with our other executive officers, pay practices and equity award types used within our compensation peer group, a competitive market analysis prepared by Compensia, as well as a review of prior performance, anticipated future contributions, retention objectives, current outstanding unvested equity holdings, and the recommendations of the CEO for equity awards other than his own.
The following table shows the target award values and the number of RSUs and/or PRSUs (at target) granted to each of our NEOs during 2025. Aggregate target award values were converted to units based on the multi-day stock price average under our standard Equity Award Grant Policy after applying the award vehicle (RSU or PRSU) weightings.

NEO	Aggregate Target Award Values(1) ($)	RSUs (excluding PRSUs) Granted (#)	PRSUs Granted (#)

Michael Burkland	14,500,000	175,757	175,757
Bryan Lee(2)	7,350,000	207,044	56,454
Barry Zwarenstein	—	—	—
Andy Dignan(3)	7,000,000	121,120	59,954
Tiffany Meriweather(4)	6,050,000	216,584	—
Panos Kozanian	4,000,000	64,969	32,000
1.Target award values differ from grant date fair values under the applicable accounting standards (FASB ASC Topic 718) which are reported in the 2025 Summary Compensation Table due to (i) the multi-day stock price average that is used to convert target award values into units under our standard Equity Award Grant Policy and (ii) the higher accounting grant date fair value assigned to PRSUs with a relative TSR performance condition under the Monte Carlo Simulation model - for example, the target number of PRSUs granted to Messrs. Burkland, Dignan, and Kozanian in February 2026 had grant date fair values that were approximately 1.4 times the grant date fair value for their RSUs granted on the same date.
2.Amounts reported for Mr. Lee include (i) his annual 'refresh' RSU grant with a target value of $850,000, (ii) a promotional RSU award in connection with his promotion to the role of Interim Chief Financial Officer with a target value of $2.0 million, and (iii) a promotional equity award in connection with his promotion to the role of Chief Financial Officer with a target value of $4.5 million (split 66 2/3% RSUs, 33-1/3% PRSUs).
3.Amounts reported for Mr. Dignan include (i) his annual 'refresh' equity award with a target value of $5.0 million, (split 66 2/3% RSUs, 33 1/3% PRSUs) and (ii) a promotional equity award in connection with his promotion to the role of President with a target value of $2 million (split 66 2/3% RSUs, 33-1/3% PRSUs).
4.Amounts reported for Ms. Meriweather include (i) an RSU grant upon her appointment as Chief Legal Officer and Corporate Secretary with a target value of $4.3 million and (ii) a promotional RSU grant in connection with her promotion to the role of Chief Administrative and Legal Officer and Corporate Secretary with a target value of $1.75 million dollars.
PRSUs with Market Conditions. As described above, in 2025, the Compensation Committee granted PRSUs subject to market-based performance conditions (“market-based PRSUs”) as part of its annual grant of equity incentive awards to our then-current NEOs (other than Mr. Zwarenstein). The Compensation Committee also granted PRSUs to Messrs. Lee and Dignan in connection with their promotions to Chief Financial Officer and President, respectively. The number of units that may be earned pursuant to the market-based PRSUs ranges from 0% to 200% of the target number of units based on the Company's RTSR performance as compared to the companies in the S&P Software and Services Select Index for a one-year measurement period (2025), a two-year measurement period (2025 through 2026), and a three-year measurement period (2025 through 2027) as outlined in the table below.

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Performance/Payout Scale	RSTR Ranking (percentile)	Number of PRSUs Earned (as % of Target Number of PRSUs) for the Measurement Period (%)(1)

Threshold	25	50
Target	55	100
Maximum	75	200
1.RTSR ranking below threshold would result in no PRSUs earned. For RTSR between threshold and maximum, the number of PRSUs earned is calculated on a linear basis.
Each earned unit will be settled through the issuance of one share of our Common Stock. One-third of the total PRSUs may be earned and settled in shares following the end of each measurement period based on RTSR performance and subject to continued employment through the payment date. If the Company’s absolute total shareholder return for any measurement period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned. If an NEO's employment with the Company terminates before the end of the final measurement period due to death or disability, 100% (if due to death) or 50% (if due to disability) of the unearned and unvested PRSUs may be earned subject to ultimate RTSR performance in each remaining measurement period. Upon a qualifying termination of employment in connection with a change in control of the Company, the unvested PRSUs will vest on a "double-trigger" basis (i) at the target level for the uncompleted portions of the measurement periods and (ii) at the actual level of performance measured through the date of the change in control of the Company, based on the share price per share paid in such change in control. The fair value of the PRSUs were determined on their grant date using a Monte Carlo Simulation model. The Company recognizes the fair value of the PRSUs ratably over their requisite service period.
Performance-Based Equity Awards - 2025 Measurement Period
On February 16, 2026, the Compensation Committee certified the performance results for the 2025 measurement period (covering the period from January 1, 2025 to December 31, 2025) for Mr. Burkland’s December 2022 new-hire market-based PRSU grant and 2025 market-based PRSU grant, along with the 2023 and 2025 market-based PRSU grants for the then-NEOs. The unvested portion of Mr. Zwarenstein's 2023 and 2025 grants were forfeited on September 30, 2025 in connection with his retirement and the expiration of the Zwarenstein Transition Agreement (as defined below) and accordingly his 2023 and 2025 PRSUs were excluded from the certification. The Compensation Committee determined that its actual total shareholder return was (51.28)% for 2025 with resulting RTSR rankings and payouts as summarized in the table below:

PRSU Grant Year	RTSR Ranking (percentile)(1)	Percentage Earned (%)	Number of PRSUs Earned

2023 (Final Measurement Period)(2)	10.0	—%	—
2025 (First Measurement Period)(3)	9.0	—%	—
1.Our RTSR ranking differs for each grant year because the S&P Software and Services Select Index component companies are set on January 1 of the applicable grant year and thus the composition of the S&P Software and Services Select Index will differ for each grant.
2.Because Messrs. Lee and Dignan and Ms. Meriweather were not executive officers at the time PRSU awards were granted in February 2023, they did not receive a 2023 PRSU award.
3.Because Mr. Lee and Ms. Meriweather were not executive officers at the time PRSU awards were granted in February 2025, they did not receive a 2025 PRSU award.

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Performance-Based Equity Awards - 2024-2025 Measurement Period
On February 16, 2026, the Compensation Committee certified the performance results for the 2024-2025 measurement period (covering the period from January 1, 2024, through December 31, 2025) for the market-based PRSUs granted to our then-NEOs in 2024. The unvested portion of Mr. Zwarenstein's 2024 grant was forfeited on September 30, 2025 in connection with his retirement and the expiration of the Zwarenstein Transition Agreement, and accordingly his 2024 PRSUs were excluded from the certification. The Compensation Committee determined that its actual total shareholder return was (78.31)% for 2025 with resulting RTSR rankings and payouts as summarized in the table below:

PRSU Grant Year	RTSR Ranking (percentile)(1)	Percentage Earned (%)	Number of PRSUs Earned

2024 (Second Measurement Period)	1.0	—%	—
1.Our RTSR ranking differs for each grant year because the S&P Software and Services Select Index component companies are set on January 1 of the applicable grant year and thus the composition of the S&P Software and Services Select Index will differ for each grant.
2.Because Mr. Lee and Ms. Meriweather were not executive officers at the time PRSU awards were granted in February 2024, they did not receive a 2024 PRSU award.
Health, Welfare, and Other Benefits
We currently do not provide special employee benefits for our NEOs. We do maintain a Section 401(k) retirement savings plan that provides eligible employees, including our NEOs, with an opportunity to save for retirement, subject to applicable annual limits of the Internal Revenue Code of 1986, as amended (the “Code”). We provide matching contributions in cash under the Section 401(k) plan, not to exceed $500 per participant per quarter. Consistent with market practices and our retention goals, we also provide standard health and welfare benefits to our NEOs generally on the same terms and conditions as our other employees. However, under his employment offer letter, Mr. Burkland receives Company-paid healthcare benefits (for himself, his spouse, and eligible dependents) during and following his service as our CEO or as a director, generally on the same basis as was previously provided under his prior Chairman agreement.
Each of our NEOs is employed on an "at-will" basis.
Perquisites and Other Personal Benefits
Currently, the only perquisites or other personal benefits we provide to our NEOs are standard commuting and relocation benefits if applicable. In the future, we may provide other perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Key Employee Severance Benefit Plan
As of December 31, 2025, each of our NEOs (other than Mr. Zwarenstein) was eligible to participate in our 2019 Key Employee Severance Benefit Plan (the “Severance Plan”), which provides severance payments and benefits, including “double trigger” payments and benefits in the event of a qualifying termination of employment in connection with a change of control of the Company, as more fully described under “Potential Payments Upon Termination or Change of Control” below. The Compensation Committee believes the Severance Plan maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change of control of the Company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change of control in which they believe they may lose their jobs. We believe providing the Severance Plan helps us compete for and retain executive talent. We believe that the payments and benefits under the Severance Plan are generally comparable with severance packages offered to the comparable executives of the companies in our compensation peer group.

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The Severance Plan was set to expire by its terms on April 4, 2025. After consultation with Compensia to confirm that the payments and benefits under the Severance Plan were still competitive and its terms are consistent with best practices, in February 2025, the Compensation Committee approved an extension of our Severance Plan for an additional two-year period (i.e., through April 4, 2027) on its existing terms. This extension reflects the Compensation Committee’s commitment to ensuring that our executive retention strategy remains competitive while continuing to align with stockholder interests.
Additional Policies and Considerations in our Executive Compensation Program
Policies and Practices Regarding the Grant of Equity Awards - Equity Award Grant Policy
The Compensation Committee has adopted an equity award grant policy ("Equity Award Grant Policy") that establishes a predictable and deliberative process for consideration and approval of equity awards. Under the policy, new hire, promotion or retention equity awards generally have a grant date that is two calendar weeks after the later of the date on which the recipient's employment begins, promotion is effective, or retention event occurs and the date on which all necessary corporate actions for the approval of the applicable equity award are complete. Regular annual "refresh" equity awards have a grant date that is on or after the date of approval of the equity award by the Compensation Committee. The Equity Award Grant Policy also includes rules on how we calculate the number of shares of our Common Stock subject to equity awards granted based on a target grant date dollar value.
The exercise price of all newly issued stock options and stock appreciation rights must be equal to or greater than the fair market value of our Common Stock on the date of grant.
Under the Equity Award Grant Policy, we do not grant “refresh” equity awards or any stock options during blackout periods under our Insider Trading Policy or during the pendency of any additional trading restrictions imposed under the Company’s Insider Trading Policy. Instead, the grant date for such refresh equity awards and stock option awards is delayed until the later of (i) the third trading day following the day on which the Company’s quarterly financial results for the relevant quarter are publicly disclosed or (ii) the date on which the trading window otherwise opens (i.e., when any additional trading restrictions imposed under the Company’s Insider Trading Policy have been terminated). This Policy is intended to ensure that the Company does not grant refresh equity awards or stock option awards close in time to the release of material nonpublic information.
During 2025, the Company did not grant any stock options, and accordingly, no stock options were granted during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material nonpublic information.
Director and Executive Officer Stock Ownership Guidelines
We maintain stock ownership guidelines (“Stock Ownership Guidelines”) for our non-employee directors and executive officers. The Compensation Committee adopted the Stock Ownership Guidelines because it believes that stock ownership promotes alignment with the interests of our stockholders. The Stock Ownership Guidelines are based on the lesser of a multiple of base salary (or cash retainer, in the case of non-employee directors) and a fixed number of shares of our Common Stock, as set forth below, provided that if the closing price of our Common Stock on any compliance measurement date is less than $10 per share, only the share-based guidelines apply:

Position	Guidelines

Directors	Lesser of 300% of annual retainer or 9,000 shares
CEO	Lesser of 300% of annual base salary or 160,000 shares
Other Executive Officers	Lesser of 100% of annual base salary or 30,000 shares

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Shares owned plus vested, in the money, stock options are counted towards satisfying the ownership requirement. Outstanding and unvested RSUs and PRSUs are not counted towards satisfying the ownership requirement. Our non-employee directors and executive officers are expected to meet their respective ownership requirements by the later of five years after the Stock Ownership Guidelines were adopted or within five years after being appointed, hired or promoted into a role covered by the Stock Ownership Guidelines. Compliance with the Stock Ownership Guidelines is measured at the end of each year using our 90-trading day average stock price. As of December 31, 2025, all of our non-employee directors and NEOs had satisfied their applicable ownership requirement, except for Mr. Ramakrishna and Mr. Kozanian, each of whom has until five years from the date of their respective appointments to our Board of Directors or as an executive officer to satisfy such requirements.
Derivatives Trading and Hedging Policy
Our Insider Trading Policy includes a policy regarding the trading of derivatives and the hedging of our equity securities by our employees, including our NEOs, and the non-employee members of the Board of Directors. This policy provides that all employees and the non-employee members of the Board of Directors are prohibited from engaging in transactions that are of a speculative nature at any time. Furthermore, all employees, including our NEOs, and the non-employee members of the Board of Directors are prohibited from engaging in hedging transactions involving our securities, including forward sale or purchase contracts, equity swaps, collars or exchange funds. In addition, all employees, including our NEOs, and the non-employee members of the Board of Directors are prohibited from short-selling our Common Stock or engaging in transactions involving our derivative securities (including put option contracts, transacting in straddles, and the like).
Pledging Policy
Our Insider Trading Policy includes a policy that prohibits all employees, including our NEOs, and the non-employee members of the Board of Directors from holding our securities in a margin account or pledging our securities as collateral for a loan.
Compensation Recoupment ("Clawback") Policy
Effective October 31, 2023, we adopted a policy requiring recoupment of any excess cash or equity-based incentive compensation paid to our current and former Section 16 officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. This clawback policy is intended to comply with the NASDAQ listing standards as required under the final rules adopted by the SEC implementing Section 10D of the Exchange Act.
Tax and Accounting Considerations
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any executive officer, including any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company.
Accounting for Stock-Based Compensation
The Compensation Committee considers the accounting impact of equity awards when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. However, accounting cost is just one factor considered when designing such compensation plans and arrangements for our NEOs and other employees.

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Compensation-Related Risks
In July 2025, the Compensation Committee, with the assistance of Compensia, reviewed our compensation policies and practices applicable to all employees and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation Committee believes that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company and that no changes to the compensation policies and practices are needed at this time, and that the design and mix of our compensation programs appropriately encourages our executive officers and other employees to focus on the creation of long-term stockholder value. In its review, the Compensation Committee noted the following features:
•the compensation programs include a reasonable mix of cash, short-term incentive and equity compensation, with the vesting of equity compensation tied to multi-year time periods;
•the performance goals for the 2025 Bonus Program are based on corporate goals, and for Mr. Kozanian, individual performance, with payouts capped if the corporate goals are achieved above a certain threshold; and
•we have formal policies in place for equity administration, insider trading, hedging, pledging and clawback, and stock ownership guidelines, and we annually review succession plans for key executives.
2025 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2025, 2024 and 2023, as applicable, earned by, received by, or paid to our NEOs (as identified in the Compensation Discussion and Analysis section).

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)

Michael Burkland Chief Executive Officer	2025	585,000	—	16,186,638	—	621,270	10,801	17,403,709
	2024	585,000	—	10,835,046	—	572,715	10,359	12,003,120
	2023	585,000	—	—	—	610,211	9,546	1,204,757
Bryan Lee Chief Financial Officer and Treasurer	2025	452,684	—	6,456,451	—	304,952	2,000	7,216,087

Barry Zwarenstein Former Chief Financial Officer	2025	152,527	—	—	—	86,564	24,691	263,782
	2024	440,000	—	3,336,454	—	323,070	1,000	4,100,524
	2023	430,000	—	3,310,961	—	332,329	1,000	4,074,290
Andy Dignan President and former Chief Operating Officer	2025	461,437	—	7,211,563	—	407,755	2,000	8,082,755
	2024	446,000	—	3,336,454	—	327,476	2,000	4,111,930
	2023	415,182	—	4,582,799	—	308,138	2,000	5,308,119
Tiffany Meriweather Chief Administrative and Legal Officer and Corporate Secretary	2025	478,283	—	5,392,049	—	224,486	1,500	6,096,318

Panos Kozanian Executive Vice President, Product Engineering	2025	450,000	—	4,223,986	—	247,674	2,000	4,923,660
	2024	450,000	—	3,336,454	—	350,196	1,500	4,138,150
	2023	450,000	—	3,478,000	—	288,384	2,000	4,218,384
1.The aggregate grant date fair value of equity awards reported in this column has been calculated in accordance with FASB ASC Topic 718, and such fair values differ from the target award values for the NEOs due to (i) the Company using a multi-day average closing price to determine the number of unit subject to each award and (ii) the slightly higher value assigned to PRSUs with a relative TSR performance condition based on the

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application of the Monte Carlo Simulation model. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026, for a discussion of assumptions made in determining the grant date fair value of the equity awards. These amounts do not correspond to the actual value, if any, that our NEOs will recognize from these awards. Our NEOs will only realize compensation from these awards to the extent they meet the performance and/or vesting requirements of the awards.
2.The amounts reported in this column include the grant date fair value of PRSU awards based upon the probable outcome of such conditions at the time of their grant. For 2025, the values of the PRSU awards assuming the highest level of performance conditions, along with the related fair value amount based on achievement at the target level included in this column, were as follows: Mr. Burkland (target - $9,379,569, maximum - $18,759,138), Mr. Lee (target - $1,119,859, maximum - $2,239,718), Mr. Dignan (target - $2,834,262, maximum - $5,668,524) and Mr. Kozanian (target - $1,707,737, maximum - $3,415,474). The 2023 values in this column and in the Total Compensation column previously disclosed for Messrs. Zwarenstein and Kozanian were understated by $198,005 and $207,345, respectively, due to inadvertent calculation errors regarding the value of PRSUs, which have been corrected in this table.
3.The amounts reported in this column represent amounts earned under our 2025, 2024 and 2023 Bonus Program(s) based on the achievement of pre-established Company (and in the case of Mr. Kozanian, individual) performance goals. As discussed in the section above entitled “Compensation Discussion and Analysis - Key Elements of Our 2025 Executive Compensation Program,” the total payments for Messrs. Burkland, Lee, Zwarenstein, Dignan, Ms. Meriweather and Mr. Kozanian, as of the end of 2025 were 106%, 106%, 106%, 106%, 106% and 85% of each NEO’s annual target annual cash bonus opportunities, respectively. Included above, as part of his total 2025 payout, Mr. Lee received $55,213 under our broad-based bonus program in conjunction with his service prior to his appointment as Interim Chief Financial Officer on April 1, 2025.
4.The amounts reported for 2025 represent health care insurance premiums of $10,801 paid by the Company on behalf of Mr. Burkland for dependent coverage, the cost of Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums paid by the Company on behalf of Mr. Zwarenstein and his dependents, the $15,822 paid to Mr. Zwarenstein for his services as a consultant during his post-executive service period with the Company, and Company matching contributions under the Section 401(k) plan. The amounts reported for 2023 and 2024 have also been adjusted to reflect: (i) inadvertent exclusions of additional compensation related to Company matching contributions under the Section 401(k) plan ranging from $500 to $2,000 per year per NEO; (ii) healthcare insurance premiums of $10,359 and $9,549 paid by the Company on behalf of Mr. Burkland for dependent coverage for the years 2024 and 2023, respectively; and (iii) inadvertent inclusions of income imputed to each NEO for group disability insurance and other non-discriminatory benefit plans in amounts ranging from $128 to $8,035 per year. The values in this column and the Total Compensation column have been adjusted to reflect the above minor revisions.
Compensation Philosophy and Objectives
We believe that the quality, skills and dedication of our NEOs are critical factors affecting our performance and the creation of stockholder value. Accordingly, the key objectives of our executive compensation program are to attract, retain and motivate superior executive talent while maintaining an appropriate cost structure. In addition, we seek to implement a “pay-for-performance” philosophy by designing our executive compensation program to link a substantial portion of our NEOs’ target total direct compensation to the achievement of financial and strategic performance objectives that directly correlate to key Company objectives and the long-term enhancement of stockholder value. The Compensation Committee believes that the compensation paid to our NEOs should be closely aligned with our corporate performance on both a short-term and long-term basis, linked to specific, measurable top and bottom-line results, and that such compensation should assist us in motivating and retaining the key executive officers critical to our long-term success. Finally, our executive compensation program is designed to maintain an appropriate balance of short-term and long-term incentive compensation opportunities to ensure an appropriate focus on both operational objectives and the creation of long-term stockholder value.

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2025 Grants of Plan-Based Awards Table
The following table presents information regarding grants of non-equity incentive and equity incentive awards to our NEOs during 2025.

Name	Grant Date	Grant Approval Date	Grant Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target (1) ($)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Maximum (1) ($)	Estimated Possible Payouts Under Equity Incentive Plan Awards Threshold(2) (#)	Estimated Possible Payouts Under Equity Incentive Plan Awards Target(2) (#)	Estimated Possible Payouts Under Equity Incentive Plan Awards Maximum(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (3) ($)

Michael Burkland(4)				585,000	877,500
	2/25/25	2/11/25	RSU						175,757			6,807,069
	2/25/25	2/11/25	PRSU			87,879	175,757	351,514				9,379,569
Bryan Lee(5)				288,335	432,503
	2/25/25	2/11/25	RSU						20,606			798,070
	4/15/25	2/20/25	RSU						73,529			1,699,990
	8/14/25	7/29/25	RSU						112,909			2,838,532
	8/14/25	7/29/25	PRSU			28,227	56,454	112,908				1,119,859
Barry Zwarenstein				81,370	122,055

Andy Dignan(6)				383,932	575,898
	2/25/25	2/11/25	RSU						81,212			3,145,341
	2/25/25	2/11/25	PRSU			20,000	40,000	80,000				2,134,670
	3/24/25	3/7/25	RSU						39,908			1,231,960
	3/24/25	3/7/25	PRSU			9,977	19,954	39,908				699,592
Tiffany Meriweather(7)				211,348	317,022
	4/9/25	2/20/25	RSU						151,408			3,824,566
	8/11/25	7/26/25	RSU						65,176			1,567,483
Panos Kozanian(8)				292,500	438,750
	2/25/25	2/11/25	RSU						64,969			2,516,249
	2/25/25	2/11/25	PRSU			16,000	32,000	64,000				1,707,737
1.These columns set forth the target and maximum annual cash bonus opportunities payable under our 2025 Bonus Program for each NEO. We do not establish threshold annual cash bonus amounts for each individual NEO. Refer to "Compensation Discussion and Analysis - Key Elements of Our 2025 Executive Compensation Program” above for more information. The amounts reported for Mr. Lee, Mr. Zwarenstein, Mr. Dignan and Ms. Meriweather were based on their prorated 2025 target annual cash bonus opportunities of $288,335, $81,370, $383,932 and $211,348, respectively.
2.These columns set forth the number of PRSUs that may be earned and vest based on achievement of the threshold, target and maximum measures under our 2025 PRSU awards. The market-based PRSU awards are subject to threshold, target and maximum opportunity percentages (as a percentage of the target number of PRSUs) of 50%, 100% and 200%, respectively.

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3.The amounts reported reflect the grant date fair value of equity awards granted in 2025 in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026, for a discussion of assumptions made in determining the grant date fair value of equity awards. These amounts do not correspond to the actual value, if any, that the NEOs will recognize from these awards. Our NEOs will only realize compensation from these awards to the extent they meet the vesting requirements under the awards.
4.For Mr. Burkland, the amounts reported in this table include the annual RSU and PRSU awards granted in February 2025.
5.For Mr. Lee, the amounts reported in this table include the annual RSU award granted in February 2025, the RSU award granted in April 2025 in connection with his promotion to Interim Chief Financial Officer, and the RSU and PRSU awards granted in August 2025 in connection with his promotion to Chief Financial Officer.
6.For Mr. Dignan, the amounts reported in this table include the annual RSU and PRSU awards granted in February 2025, and the RSU and PRSU awards granted in March 2025 in connection with his promotion to President.
7.For Ms. Meriweather, the amounts reported in this table include the RSU award granted in April, 2025 in connection with her appointment as Chief Legal Officer and Corporate Secretary in March 2025, and the RSU award granted in August 2025 in connection with her promotion to Chief Administrative and Legal Officer and Corporate Secretary.
8.For Mr. Kozanian, the amounts reported in this table include the annual RSU and PRSU awards granted in February 2025.
Summary of CEO Offer Letter
CEO Offer Letter and Restated Transition Agreement
Mr. Burkland commenced employment with us as our Chief Executive Officer on November 28, 2022. His Employment Offer Letter dated October 10, 2022, provided for an annual base salary of $585,000 plus a target annual cash bonus opportunity equal to 100% of his base salary.
Under the terms of his Employment Offer Letter, Mr. Burkland was entitled to and received an RSU award with a target dollar value of $14.0 million, with a vesting commencement date of December 3, 2022. The RSU award vested in equal quarterly installments over three years, subject to his continued employment on each vesting date. Mr. Burkland was also entitled to and received a PRSU award with a target dollar value of $14.0 million, with a vesting commencement date of December 3, 2022. The amount of PRSUs that could have been earned pursuant to the PRSU award ranged from 0% to 200% of the target number of PRSUs based on the Company’s RTSR performance as compared to the companies in the S&P Software and Services Select Index during three one-year measurement periods consisting of the Company’s 2023, 2024 and 2025 fiscal years. One-third of the total PRSUs could have been earned and settled in shares following the end of each one-year measurement period based on RTSR performance and subject to his continued employment through the payment date, but the amount initially paid in 2024 and 2025 (for the 2023 and 2024 measurement periods) was limited to 100% of the target amount for the year, and any PRSUs resulting from above-target performance in those years would have be paid following the end of 2025, subject to his continued employment through the payment date. If the Company’s actual total shareholder return for any measurement period was negative, then no more than 100% of the target amount of PRSUs for such period could have been earned. If Mr. Burkland's employment with the Company terminated before the payment date in 2026 due to death or disability, 100% (if due to death) or 50% (if due to disability) of the unvested PRSUs (related to any uncompleted period and above target performance in a completed period) could have been earned subject to ultimate RTSR performance in each remaining measurement period. Upon a Change in Control Termination (as such term is defined under the Company’s Key Employee Severance Benefit Plan (“KESP”)), the unvested PRSUs would have vested on a double-trigger basis (i) at the target level for the uncompleted portions of the measurement periods and (ii) at the actual level of performance measured through the date of the Change in Control based on the per share price paid to common stockholders in such Change in Control. The RSUs and PRSUs are each otherwise be governed by the Company’s 2014 Equity Incentive Plan and standard form of RSU and PRSU award agreement. Michael Burkland was not eligible for (and did not receive) the 2023 annual refresh grant of RSUs and PRSUs to NEOs during the first quarter of 2023, but was eligible for additional equity awards, from time to time, in the sole discretion of the Compensation Committee while he was employed as CEO.

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The Employment Offer Letter designated Mr. Burkland as a Tier 1 Participant of our KESP. He was eligible to participate in Company-sponsored vacation policies and employee benefit programs generally available to other executives. His employment with our company was "at-will."
Mr. Burkland is also eligible to receive continued Company-provided healthcare benefits (for himself, his spouse, and eligible dependents) during and following his service as our CEO or as a director, generally on the same basis as was previously provided under his prior Chairman agreement.
As previously disclosed, on July 31, 2025, the Company announced that Mr. Burkland had decided to retire from his position as CEO. In connection with Mr. Burkland’s retirement, the Company and Mr. Burkland entered into an Employment Transition Agreement (the “Original Transition Agreement”), effective July 31, 2025, which terminated, superseded and replaced Mr. Burkland’s offer letter.
Pursuant to the Original Transition Agreement, Mr. Burkland was to remain employed as our CEO from July 31, 2025 until his successor was appointed, and continued to receive the same base salary and target annual cash bonus opportunity and to be eligible for the same employee benefits as provided under the Employment Offer Letter, including participation in the KESP (the “CEO Period Compensation”).
In connection with the appointment of Mr. Mathradas as our CEO, the Company and Mr. Burkland entered into an Amended and Restated Transition Agreement (the “Restated Transition Agreement”), effective January 20, 2026, that terminated, superseded and replaced the Original Transition Agreement. Pursuant to the Restated Transition Agreement, Mr. Burkland (i) remained employed as our CEO through February 2, 2026, (ii) will continue to serve as a director on the Board and as Chairman of the Board through the 2026 Annual Meeting, and (iii) will continue to provide transition and advisory services as a consultant to the Company for a one-year period following the 2026 Annual Meeting. As consideration for the transition and advisory services he provides pursuant to the Restated Transition Agreement, Mr. Burkland received (i) the CEO Period Compensation for the period he remained employed as our CEO, (ii) continued vesting of his outstanding RSUs and PRSUs in accordance with their terms during the period he served as CEO or a director and while he provides services as a consultant, each as further described in the Restated Transition Agreement. Mr. Burkland’s outstanding RSUs and PRSUs are subject to accelerated vesting on a single-trigger basis if a change in control of the Company occurs while he provides services a director or a consultant. The Restated Transition Agreement also contains customary terms and conditions, including provisions regarding confidentiality and assignment of inventions.
Outstanding Equity Awards at December 31, 2025, Fiscal Year-End Table
The following table provides information concerning unexercised stock options or unvested RSU awards and PRSU awards held by our NEOs as of December 31, 2025. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. Please see the section below entitled “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply in the event of certain specified terminations of employment.

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested(1) ($)

Michael Burkland	03/09/16	54,375	—	8.13	03/09/26
	02/23/17	181,020	—	16.25	02/23/27
	12/12/22					74,967	(2)	1,503,088
	02/26/24					49,302	(3)	988,505
	02/26/24					58,432	(4)	1,171,562
	02/25/25					142,803	(3)	2,863,200
	02/25/25					175,757	(5)	3,523,928
Bryan Lee	09/20/19	1,674	—	58.43	09/20/29
	07/08/20	950	—	118.20	07/08/30
	10/22/21	10,565	—	161.43	10/22/31
	08/08/22					2,814	(3)	56,421
	02/27/23					3,653	(3)	73,243
	02/26/24					7,527	(3)	150,916
	02/25/25					15,455	(7)	309,873
	04/15/25					55,147	(6)	1,105,697
	08/14/25					103,500	(7)	2,075,175
	08/14/25					56,454	(5)	1,131,903

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		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested(1) ($)

Andy Dignan	10/01/18	320	—		42.25	10/01/28
	05/06/19	1,042	—		51.00	05/06/29
	02/05/20	731	—		73.28	02/05/30
	02/24/20	2,887	—		72.29	02/24/30
	02/28/22	7,834	341	(8)	110.00	02/28/32
	02/28/22						755	(3)	15,138
	11/23/22						8,654	(3)	173,513
	02/27/23						11,656	(3)	233,703
	11/24/23						13,734	(3)	275,367
	02/26/24						20,073	(3)	402,464
	02/26/24						11,895	(4)	238,495
	02/25/25						65,985	(3)	1,322,999
	02/25/25						40,000	(5)	802,000
	03/24/25						32,426	(3)	650,141
	03/24/25						19,954	(5)	400,078
Tiffany Meriweather	04/09/25						123,019	(9)	2,466,531
	08/11/25						59,745	(7)	1,197,887
Panos Kozanian	02/16/21	10,082	—		182.74	02/16/31
	02/28/22	9,792	426	(8)	110.00	02/28/32
	02/28/22						944	(3)	18,927
	08/08/22						4,128	(3)	82,766
	02/27/23						11,249	(3)	225,542
	02/27/23						4,000	(2)	80,200
	02/26/24						20,073	(3)	402,464
	02/26/24						11,895	(4)	238,495
	02/25/25						52,788	(3)	1,058,399
	02/25/25						32,000	(5)	641,600
1.The amounts listed in this column represent the product of the closing market price of our Common Stock as of December 31, 2025, the last trading day of 2025, of $20.05 per share and the number of shares of stock or units subject to the award. With respect to PRSUs, the number of shares is 100% of the target number of PRSUs for each PRSU award.
2.The amount of PRSUs that may be earned pursuant to the PRSU Award ranges from 0% to 200% of the target number of PRSUs based on the Company’s RTSR performance as compared to the companies in the S&P Software and Services Select Index during three one-year measurement periods consisting of the Company’s 2023, 2024 and 2025 fiscal years. One-third of the total PRSUs may be earned and settled in shares following

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the end of each one-year measurement period based on RTSR performance and subject to continued employment through the payment date, but the amount initially paid in 2024 and 2025 (for the 2023 and 2024 measurement periods) is limited to 100% of the target amount for the year, and any PRSUs resulting from above-target performance in those years will be paid following the end of 2025, subject to the NEO's continued employment through the payment date. If the Company’s actual total shareholder return for any measurement period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned.
3.Award is subject to a four-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/16th of the total number of RSUs vesting every three months after the vesting commencement date, until all RSUs are vested.
4.The amount that may be earned pursuant to the PRSUs ranges from 0% to 200% of the target number based on the Company’s RTSR performance as compared to the companies in the S&P Software and Services Select Index during three measurement periods. The first measurement period is a one-year measurement period (2024), the second measurement period is a two-year measurement period (2024-2025), and the third measurement period is a three-year measurement period (2024-2026). One-third of the total PRSUs may be earned and settled in shares following the end of each measurement period based on RTSR performance and subject to continued employment through the payment date. If the Company’s absolute total shareholder return for any measurement period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned.
5.The amount that may be earned pursuant to the PRSUs ranges from 0% to 200% of the target number based on the Company’s RTSR performance as compared to the companies in the S&P Software and Services Select Index during three measurement periods. The first measurement period is a one-year measurement period (2025), the second measurement period is a two-year measurement period (2025-2026), and the third measurement period is a three-year measurement period (2025-2027). One-third of the total PRSUs may be earned and settled in shares following the end of each measurement period based on RTSR performance and subject to continued employment through the payment date. If the Company’s absolute total shareholder return for any measurement period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned.
6.Award is subject to an 18-month vesting schedule and the NEO’s continued service with the Company on each vesting date, with 25% of the total number of RSUs vesting on the 6-month anniversary of the vesting commencement date and 18.75% of the total number of RSUs vesting every three months thereafter until all RSUs are vested.
7.Award is subject to a three-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/12th of the total number of RSUs vesting every three months after the vesting commencement date, until all RSUs are vested.
8.Award is subject to a four-year vesting schedule and the NEO’s continued service with us on each vesting date, with 1/48th of the total number of options vesting on each monthly anniversary following the applicable vesting commencement date, until all options are vested.
9.Award is subject to a four-year vesting schedule and the NEO's continued service with us on each vesting date, with 1/8th of the total number of RSUs vesting on the 6-month anniversary of the vesting commencement date, and 1/16th of the total number of RSUs vesting every three months thereafter until all RSUs are vested.
2025 Option Exercises and Stock Vested Table
The following table presents information concerning option exercises and RSU (including PRSU) awards that vested for our NEOs during the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Michael Burkland	—	—	129,833	3,463,455
Bryan Lee	—	—	46,808	1,076,786
Barry Zwarenstein	—	—	18,022	537,442
Andy Dignan	—	—	59,621	1,573,191
Tiffany Meriweather	—	—	42,638	1,109,787
Panos Kozanian	—	—	40,196	1,073,442
1.Amount represents the excess of the fair market value of the shares of our Common Stock at the time of the exercise over the exercise price of the stock options multiplied by the number of shares exercised.

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2.Amount is determined based on the closing market price of our Common Stock on the vesting date of such shares multiplied by the number of shares vested. Each vested share was settled through the issuance of one share of our Common Stock.
Potential Payments upon Termination or Change in Control
Our Compensation Committee has approved the Severance Plan to provide consistency in severance payments and benefit rights for our senior executives, including our NEOs, upon certain qualifying terminations of employment, whether or not in connection with a change in control of our company. When Mr. Zwarenstein retired, he was no longer entitled to severance benefits or benefits under the Severance Plan.
Under the Severance Plan, if an NEO’s employment with us is terminated by us without “cause” (as defined in the 2014 Plan) (other than due to death or disability), and such termination is not in connection with a “change in control” (as defined in the Severance Plan) of the Company, then the NEO (other than Mr. Zwarenstein) is eligible to receive:
•a lump sum cash payment equal to 12 months (in the case of our CEO), or a lump sum cash payment equal to nine months (in the case of Mr. Lee and Ms. Meriweather), or six months (in the case of Messrs. Dignan and Kozanian) of their then-current annual base salary, and
•either payment of the premiums for his continued post-termination health insurance coverage, or continued coverage under our health insurance plans for up to 12 months (in the case of our CEO), or up to nine months (in the case of Mr. Lee and Ms. Meriweather), or six months (in the case of Messrs. Dignan and Kozanian).
If our CEO terminated his employment with us pursuant to a “constructive termination” (as defined in the Severance Plan), and such termination is not in connection with a “change in control” (as defined in the Severance Plan) of the Company, then he is eligible to receive the same payments and benefits as described above in the event of a termination without “cause.”
If an NEO’s employment with us is terminated by us without cause (other than due to death or disability) or by the NEO pursuant to a “constructive termination” (as defined in the Severance Plan), and in each case, such qualifying termination occurs within three months prior to, on or within 12 months after a change in control of the Company, then the NEO (other than Mr. Zwarenstein) is eligible to receive:
•a lump sum cash payment equal to 18 months (in the case of our CEO), or a lump sum cash payment equal to 15 months (in the case of Mr. Lee and Ms. Meriweather), or 12 months (in the case of Messrs. Dignan and Kozanian) of their then-current base salary and their target annual cash bonus opportunity,
•either payment of the premiums for his continued post-termination health insurance coverage, or continued coverage under our health insurance plans for up to 18 months (in the case of our CEO), or up to 15 months (in the case of Mr. Lee and Ms. Meriweather), or 12 months (in the case of Messrs. Dignan and Kozanian), and
•full accelerated vesting of their then-outstanding and unvested equity awards.
If the payments or benefits payable under the Severance Plan would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after tax benefit to the affected NEO. Each NEO must execute and deliver an effective release of claims and continue to comply with any applicable restrictive covenants in order to receive the payments and benefits provided for under the Severance Plan.
In addition to the benefits under the Severance Plan, pursuant to the Employment Offer Letter, the Original Transition Agreement and the Restated Transition Agreement, our CEO is also eligible to receive continued company-provided healthcare benefits (for himself, his spouse, and eligible dependents) during and following his service as our CEO or as a director, generally on the same basis as was previously provided under his prior Chairman agreement.

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The table below sets forth the estimated payments and benefits that would be provided to each of our NEOs (other than Mr. Zwarenstein) upon a qualifying termination of employment under the Severance Plan and, for our CEO, under the Employment Offer Letter, as of December 31, 2025.

Name(1)	Type of Benefit	Involuntary Termination Without Cause Not In Connection With a Change in Control (2)	Involuntary Termination Without Cause or Termination Due to a Constructive Termination, each in connection with a Change in Control

Michael Burkland	Cash severance - base salary	$585,000	$877,500
	Cash severance - bonus	—	877,500
	Value of accelerated vesting of equity awards(3)	—	10,050,283
	Company-paid health care premiums	18,564	27,846
	Total	$603,564	$11,833,129
Bryan Lee	Cash severance - base salary	$342,000	$570,000
	Cash severance - bonus	—	427,500
	Value of accelerated vesting of equity awards (3)	—	4,903,228
	Company-paid health care premiums	13,347	22,245
	Total	$355,347	$5,922,973
Andy Dignan	Cash severance - base salary	$232,500	$465,000
	Cash severance - bonus	—	395,250
	Value of accelerated vesting of equity awards(3)	—	4,515,702
	Company-paid health care premiums	8,898	17,796
	Total	$241,398	$5,393,748
Tiffany Meriweather	Cash severance - base salary	$330,000	$550,000
	Cash severance - bonus	—	357,500
	Value of accelerated vesting of equity awards (3)	—	3,664,418
	Company-paid health care premiums	13,923	23,205
	Total	$343,923	$4,595,123
Panos Kozanian	Cash severance - base salary	$225,000	$450,000
	Cash severance - bonus	—	292,500
	Value of accelerated vesting of equity awards (3)	—	2,748,393
	Company-paid health care premiums	8,502	17,004
	Total	$233,502	$3,507,897
1.Mr. Zwarenstein was not entitled to severance benefits under our Severance Plan as of December 31, 2025. The terms of Mr. Zwarenstein’s transition from the Chief Financial Officer role are set forth in his transition agreement, dated February 20, 2025.
2.As of December 31, 2025, Mr. Burkland was also entitled to the same payments and benefits in the event of a constructive termination of employment. As of February 2, 2026, Mr. Burkland was no longer entitled to severance benefits under our Severance Plan. The actual terms of Mr. Burkland’s transition from the Chief Executive Officer role are set forth in the Restated Transition Agreement described above.

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3.Amount represents the aggregate intrinsic value of the equity awards to vest upon either an involuntary termination of employment without cause or a termination of employment due to a constructive termination, each in connection with a change in control of the Company, which was calculated based on the closing market price of $20.05 per share of our Common Stock at December 31, 2025, the last trading day of 2025. In addition, if a successor entity refused to assume or replace a NEO’s outstanding equity awards at the time of the change in control of the Company, all such outstanding awards would become fully vested as of immediately prior to the closing of the change in control under the terms of our 2014 Plan, in these same amounts, regardless of whether such NEO experiences a termination of employment.
Post-Termination Arrangements for Messrs. Burkland and Zwarenstein
See the “CEO Offer Letter and Restated Transition Agreement” section above for a description of the post-termination arrangements for Mr. Burkland following his retirement as our CEO effective February 2, 2026.
As previously disclosed, on February 20, 2025, the Company announced that Mr. Zwarenstein decided to retire from his position as the Chief Financial Officer of the Company, effective as of March 31, 2025. In connection with Mr. Zwarenstein’s retirement, on February 20, 2025, the Company and Mr. Zwarenstein entered into an Employment Transition Agreement (the “Zwarenstein Transition Agreement”). Pursuant to the Zwarenstein Transition Agreement, (i) from April 1, 2025 through June 30, 2025, Mr. Zwarenstein remained employed by Five9 to assist with the transition of the role of Chief Financial Officer to Mr. Bryan (but was no longer an executive officer of the Company), and (ii) from July 1, 2025 through September 30, 2025, Mr. Zwarenstein continued to provide transition and advisory services as a consultant to the Company. As consideration for the transition and advisory services he provided pursuant to the Zwarenstein Transition Agreement, Mr. Zwarenstein was paid an hourly rate, was be eligible to earn a pro-rated potion of his 2025 annual bonus for the portion of 2025 that occurred prior to April 1, 2025, and received subsidized COBRA benefits while he provided services as a consultant, each as further described in the Zwarenstein Transition Agreement. The Zwarenstein Transition Agreement also contained customary terms including provisions regarding confidentiality and assignment of inventions.
CEO Pay Ratio
In accordance with Item 402(u) of Regulation S-K, we are providing below disclosure relating to the ratio of the median of the annual total compensation of all of our employees (other than our then-current CEO) and the annual total compensation of our then-current CEO, Mr. Burkland, who served as CEO until February 2, 2026.
After reviewing our workforce as of December 31, 2025, there has been no change in the Company’s employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio. Consequently, for purposes of the required disclosure we are using the same median employee that we identified for 2024 as our median employee to calculate our 2025 CEO pay ratio.
The methodology we used to identify our median employee for 2024 was described in our definitive proxy statement filed with the SEC on April 7, 2025.
We calculated the annual total compensation of our median employee in the same manner that we calculated the total compensation of our CEO for purposes of the 2025 Summary Compensation Table. This annual total compensation amount for our median employee was then compared to the annual total compensation of our CEO (as required by Item 402(u) of Regulation S-K) to determine the pay ratio.
For 2025:
•The median of the annual total compensation of all our employees was $153,052;
•The annual total compensation of our CEO, Mr. Burkland, was $17,403,709; and
•The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 114 to 1.

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This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive "compensation actually paid" (as defined by Item 402(v) and as further described below) to our named executive officers and certain company financial performance measures.
The following table provides information showing the relationship during 2025, 2024, 2023, 2022 and 2021 between (1) executive "compensation actually paid” to (a) each person serving as our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO named executive officers (also referred to below as our "other NEOs"), on an average basis, and (2) the Company’s financial performance. The Company selected performance measure (the "CSM") included in the chart below is Revenue. The measure is described in more detail in the "Compensation Discussion and Analysis - Key Elements of Our 2025 Executive Compensation Program" section above.
2025 Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for Michael Burkland (b)	Compensation Actually Paid to Michael Burkland (c)(1)(8)	Summary Compensation Table Total for Rowan Trollope (b)	Compensation Actually Paid to Rowan Trollope (c)(2)(8)	Average Summary Compensation Table Total for Other NEOs (d)	Average Compensation Actually Paid to Other NEOs (e)(3)(8)	Value of Initial Fixed $100 Investment Based On:		(in thousands)
								Peer Group Total Shareholder Return (g)(4)
							Total Shareholder Return (f)	Nasdaq Computer Index	Net Income (Loss) (h)(5)	CSM Revenue (i)(6)

2025	17,403,709	(721,880)	—	—	5,316,520	2,266,906	11	233	39,416	1,149,088
2024	12,003,120	(12,590,917)	—	—	4,125,695	(671,426)	23	181	(12,795)	1,041,938
2023	1,204,757	3,146,084	—	—	4,516,341	4,918,272	45	135	(81,764)	910,488
2022	38,226,944	35,346,014	11,134,881	(7,181,551)	7,856,459	1,668,273	39	83	(94,650)	778,846
2021	—	—	10,825,159	4,461,362	4,618,633	1,271,633	79	127	(53,000)	609,591
1.Michael Burkland served as our CEO beginning on November 28, 2022 and for all of 2023 through 2025.
    Amounts previously disclosed in columns (b) and (c) for Mr. Burkland have been revised slightly in this table to reflect de minimis adjustments correcting the amounts included for health and insurance benefits in 2022, 2023, and 2024 and which adjustments are illustrated for 2023 and 2024 in footnote 4 to the Summary Compensation Table.
2.Mr. Rowan Trollope served as our CEO for the entirety of 2021 and through November 28, 2022.
Amounts previously disclosed in columns (b) and (c) for Mr. Trollope have been revised slightly in this table to reflect de minimis under-reporting of employer contributions to our 401(k) plan and over-reporting of group health insurance and other non-discriminatory benefits.
3.The NEOs included in this calculation for each year are:
a.2025 - Bryan Lee, Barry Zwarenstein, Andy Dignan, Tiffany Meriweather and Panos Kozanian.
b.2024 - Barry Zwarenstein, Daniel Burkland, Andy Dignan and Panos Kozanian.
c.2023 - Barry Zwarenstein, Daniel Burkland, Andy Dignan and Panos Kozanian.

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d.2022 - Barry Zwarenstein, Daniel Burkland, Scott Welch and Panos Kozanian.
e.2021 - Barry Zwarenstein, Daniel Burkland and Scott Welch.
The amounts previously disclosed in columns (d) and (e) have been revised slightly in this table to reflect the correction of: (i) minor calculation errors for the value of NEOs' PRSUs in 2023, and (ii) de minimis under-reporting of employer contributions to our 401(k) plan and over-reporting of group health insurance and other non-discriminatory benefits. The above minor revisions are illustrated for 2023 and 2024 in footnotes 2 and 4 to the Summary Compensation Table.
4.For each of 2025, 2024, 2023, 2022, and 2021, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2020. The yearly percentage change in cumulative total shareholder return was measured as the quotient of (a) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this pay versus performance disclosure, our peer group is the NASDAQ Computer Index (the "Peer Group"). Beginning in 2023, we started to compare our Common Stock to the NASDAQ Computer Index and ceased using the NASDAQ Computer and Data Processing Index as that index is no longer available. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
5.Net income (loss) attributable to Five9, Inc. as reported in the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026.
6.Revenue as reported in the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
7.The additional table below sets forth each of the amounts required by Item 402(v) of Regulation S-K to be deducted from and added to the amount of total compensation as reflected in the applicable Summary Compensation Table, to calculate Compensation Actually Paid.

		2025
		Michael Burkland	Other NEOs Average

	Total Compensation for covered fiscal year (FY) from Summary Compensation Table (SCT)	$17,403,709	$5,316,520
-	Grant date fair value (GDFV) of equity awards granted during FY	(16,186,638)	(4,656,810)
+	Fair value (FV) as of FY-end of equity awards granted during the year that are outstanding and unvested as of FY-end	4,402,840	2,297,355
+	Change as of end of FY in FV of awards granted in any prior year that are outstanding and unvested as of FY-end	(1,483,461)	(492,188)
+	Vesting date FV for any equity awards granted during the year that vested at the end of or during FY	820,112	474,111
+	Change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	(1,293,819)	(267,511)
-	FV at the end of the prior FY for awards granted in any prior year that failed to meet applicable vesting conditions during FY	(4,384,623)	(404,571)
=	Compensation Actually Paid (as defined by SEC rule)	$(721,880)	$2,266,906

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Financial Performance Measures
The key objectives of our executive compensation program are to attract, retain and motivate superior executive talent while maintaining an appropriate cost structure. In addition, we seek to implement a “pay-for-performance” philosophy by designing our executive compensation program to link a substantial portion of our NEOs’ target total direct compensation to the achievement of financial and strategic performance objectives that directly correlate to key Company objectives and the long-term enhancement of stockholder value. Thus, the Compensation Committee believes that the compensation paid to our NEOs should be closely aligned with our corporate performance on both a short-term and long-term basis, linked to specific, measurable results such as revenue and levered free cash flow, and that such compensation should assist us in motivating and retaining the key executive officers critical to our long-term success. Finally, our executive compensation program is designed to maintain an appropriate balance of short-term and long-term incentive compensation opportunities to ensure an appropriate focus on operational objectives and the creation of long-term stockholder value.
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance Table.
Total Shareholder Return (TSR):
The graphs below shows the relationship between (i) "compensation actually paid" ("CAP") to each of our CEOs and the average of the CAP to our other NEOs and the total shareholder return of Five9, Inc. and (ii) the total shareholder return of Five9, Inc. and our Peer Group over the five fiscal years ending December 31, 2025, based on a hypothetical investment of $100 on December 31, 2020.

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Net Income (Loss):
The graph below shows the relationship between CAP to each of our CEOs and the average of the CAP to our other NEOs and net income (loss) attributable to Five9, Inc. over the five fiscal years ending December 31, 2025, as reported in the Company’s consolidated financial statements.

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Revenue:
Revenue is the CSM for 2025, which is a key performance indicator used by us in managing our business, and is linked to our growth and profitability and the creation of long-term stockholder value. The graph below shows the relationship between CAP to each of our CEOs and the average of the CAP to our other NEOs and our revenue over the five fiscal years ending December 31, 2025.

Tabular List:
The following table lists the three financial performance measures that we believe represent the most important financial performance measures we use to link CAP to our NEOs for fiscal year 2025 to our performance:

•Revenue
•Levered Free Cash Flow (LFCF)
•Relative total shareholder return
For more information regarding how each of these performance measures are used in our executive compensation program, see the “Compensation Discussion and Analysis” section above.

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Equity Compensation Plan Information
The following table summarizes certain information with respect to our Common Stock that may be issued under the equity compensation plans as of December 31, 2025:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants and Vesting of Restricted Stock Units		Weighted-average Exercise Price of Outstanding Options and Warrants		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)		(b)		(c)

Equity compensation plans approved by stockholders	6,415,521	(1)	$51.62	(2)	16,757,911	(3)
Equity compensation plans not approved by stockholders	3,562	(4)	14.33		—
Total	6,419,083				16,757,911

1.Includes 386,645 shares underlying outstanding stock options and 6,028,876 shares underlying outstanding RSUs.
2.The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price.
3.Includes 13,061,149 shares of Common Stock reserved for issuance under the 2014 Plan and 3,696,762 shares of Common Stock reserved for issuance under the Company's 2014 Employee Stock Purchase Plan.
4.Represents assumed unvested stock options in connection with the acquisition of Inference Solutions Inc.

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Transactions With Related Persons
Other than the compensation arrangements with our non-employee directors and executive officers, there have been no transactions since January 1, 2025 (and there are no currently proposed transactions) in which:
•we have been or are to be a participant;
•the amount involved exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our Common Stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
Pursuant to our Audit Committee Charter and our Related Party Transactions Policy, our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our Common Stock or any of their immediate family members, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has more than a 5% beneficial ownership interest, in each case since the beginning of the most recently completed fiscal year. Our Related Party Transactions Policy provides that all potential “related party transactions” must be submitted to our Chief Financial Officer or our Chief Administrative and Legal Officer for initial review and, if reasonably likely to constitute a related party transaction, such transaction shall be submitted to our Audit Committee for review and approval or disapproval. The decision of the Audit Committee with respect to a related party transaction is then reported to the Board of Directors.

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Delivery Of Documents To Stockholders Sharing An Address
A number of brokers with account holders who are Five9, Inc. stockholders will be “householding” our proxy materials. A single Notice, set of proxy materials and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583, Attention: Secretary, or call 925-201-2000 ext. 5959. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.
Availability Of Annual Report On Form 10-K
Our Annual Report on Form 10-K is available online at www.five9.com in the Investor Relations section. We will provide to any stockholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC. Such requests should be addressed to Five9, Inc., 3001 Bishop Drive, Suite 350, San Ramon, CA 94583, Attention: Secretary.

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Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael Burkland
Chairman of the Board

San Ramon, California
April 7, 2026

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Appendix A

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Changes highlighted in green reflect those applicable to the Supermajority Vote Threshold Amendment
Changes highlighted in yellow reflect those applicable to the Declassification Amendment
Changes highlighted in blue reflect those applicable to both the Supermajority Vote Threshold Amendment and the Declassification Amendment

AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION OF
FIVE9, INC.

Five9, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.The name of the corporation is Five9, Inc. The name under which the corporation was originally incorporated was Five 9’s Communications, Inc. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was March 13, 2001.
2.This Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the certificate of incorporation of the corporation as heretofore amended and restated, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the DGCL ~~and has been adopted by the requisite vote of the stockholders of the corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL~~.
3.The amended and restated certificate of incorporation is hereby amended and restated in its entirety to read as follows:
Article I
The name of the corporation is “Five9, Inc.” (hereinafter called the “Corporation”).
Article II
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
Article III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).
Article IV
(A)Classes of Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 455,000,000 shares which shall be divided into two classes of stock to be designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation is authorized to issue is 450,000,000 shares, par value $0.001 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 5,000,000 shares, par value $0.001 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares
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thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
(B)Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:
1.Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.
2.Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”) to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.
3.Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.
4.Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section B(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.
(C)Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
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(a)the designation of the series, which may be by distinguishing number, letter or title;
(b)the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(c)the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(d)the dates on which dividends, if any, shall be payable;
(e)the redemption rights and price or prices, if any, for shares of the series;
(f)the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
(g)the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h)whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(i)restrictions on the issuance of shares of the same series or any other class or series;
(j)the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
(k)any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.
Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
Article V
This Article V is inserted for the management of the business and for the conduct of the affairs of the Corporation.
(A)General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.
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(B)Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of the directors of the Corporation shall be fixed from time to time by resolution of the Board.
(C)Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be and is divided into three classes, designated Class I, Class II and Class III. ~~Each~~Notwithstanding the foregoing, commencing with the election of directors at the 2028 annual meeting of stockholders and at each annual meeting of stockholders thereafter, there shall be no classes of directors. For so long as the Board is divided into three classes, each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. ~~The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.~~
(D)Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director elected prior to the 2026 annual meeting of stockholders shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided ~~that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further~~, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. Each director elected commencing at the 2026 annual meeting of stockholders and thereafter will be elected for a one-year term expiring at the next annual meeting of stockholders; provided, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. For the avoidance of doubt, the directors who are elected at the 2026 annual meeting of stockholders will serve for a term expiring at the 2027 annual meeting; the directors who were elected at the 2025 annual meeting of stockholders will serve for a term expiring at the 2028 annual meeting of stockholders; and the directors who were elected at the 2024 annual meeting of stockholders will serve for a term expiring at the 2027 annual meeting; provided that in each case the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.
(E)Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. ~~Any~~A person elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified; provided, however that notwithstanding the foregoing, until the 2028 annual meeting of stockholders, a director elected to fill a vacancy ~~not resulting from an increase in the number of directors~~or newly created directorship shall hold office ~~for the remaining term of his or her predecessor.~~until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and subject to his or her earlier death, disqualification, resignation or removal.
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(F)Removal. Subject to the rights of the holders of any series of Preferred Stock, any director or the entire Board may be removed from office at any time~~, but~~ with or without cause, except that, for so long as the Board is classified, directors may be removed only for cause.
(G)Committees. Pursuant to the Amended and Restated Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.
(H)Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.
Article VI
Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.
Article VII
To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article VII shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article VII shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Article VIII
The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Article IX
Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
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Article X
Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, and may not be called by another other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
Article XI
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, that until the conclusion of the 2027 annual meeting of stockholders the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article V, Article VII, Article VIII, Article IX, Article X, Article XII, Article XIII, and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article VII, Article VIII and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.
Article XII
In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by written consent. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the stockholders (i) until the conclusion of the 2027 annual meeting of stockholders, by the
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affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Corporation entitled to vote thereon, and (ii) after the conclusion of the 2027 annual meeting of stockholders, by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon.
Article XIII
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.
[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed this ~~7th~~[__] day of ~~April~~May, ~~2014~~2026.

FIVE9, INC. By: ~~/s/ Michael Burkland~~ _________________________ Name: ~~Michael Burkland~~Amit Mathradas Title: President and Chief Executive Officer

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - Go to **www.virtualshareholdermeeting.com/FIVN2026**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85956-P49187

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIVE9, INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 4 and 5 and FOR all the listed nominees in proposal 3.

	Proposal	For	Against	Abstain
1.	Management proposal to amend and restate the Company's Amended and Restated Certificate of Incorporation (the "Charter") to declassify the Board of Directors (the "Declassification Charter Amendment Proposal").	☐	☐	☐
2.	Management proposal to amend and restate the Charter to remove supermajority voting requirements.	☐	☐	☐
3.	Election of two (2) members of the Board of Directors to serve as Class III directors until the Company's 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified or, if the Declassification Charter Amendment Proposal is not approved, until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified.			
	Nominees:			
	3a. Amit Mathradas	☐	☐	☐
	3b. Sagar Gupta	☐	☐	☐
4.	To approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.	☐	☐	☐
5.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V85957-P49187

FIVE9, INC.
Annual Meeting of Stockholders
May 20, 2026 8:30 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Amit Mathradas and Bryan Lee, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIVE9, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, PDT on May 20, 2026, virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side